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                                                                    EXHIBIT 99.1



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                            HIGH SPEED ACCESS CORP.,


                          VULCAN VENTURES INCORPORATED


                                       AND


                      CHARTER COMMUNICATIONS VENTURES, LLC



                                October 19, 2000

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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 19, 2000 by and among HIGH SPEED ACCESS CORP., a corporation organized under the laws of the State of Delaware (the "COMPANY"), VULCAN VENTURES INCORPORATED, a corporation organized under the laws of the State of Washington ("VULCAN"), and CHARTER COMMUNICATIONS VENTURES, LLC, a limited liability company organized under the laws of the State of Delaware ("CHARTER" and together with Vulcan, the "PURCHASERS").

         WHEREAS, the Company wishes to sell to the Purchasers 75,000 shares of the Company's Series D Senior Convertible Preferred Stock, $.01 par value (the "SERIES D PREFERRED STOCK"), on the terms and conditions hereinafter provided.

         WHEREAS, as a condition and an inducement to the willingness of the Purchasers to enter into this Agreement, certain stockholders of the Company have concurrently herewith entered into Voting Agreements with the Purchasers in substantially the form attached hereto as Exhibit A pursuant to which, among other things, such stockholders have agreed to vote shares of the Common Stock, $.01 par value per share, of the Company (the "COMMON STOCK") owned by them in favor of the approval of this Agreement and the transactions contemplated hereby, including the issuance and sale of the Shares to the Purchasers.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

         1. Purchase and Sale of Shares. On the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to Vulcan, and Vulcan agrees to purchase from the Company, 38,000 shares (the "VULCAN SHARES") of Series D Preferred Stock, and the Company agrees to issue and sell to Charter, and Charter agrees to purchase from the Company, 37,000 shares (the "CHARTER SHARES" and together with the Vulcan Shares, the "SHARES") of Series D Preferred Stock, at a purchase price of $1,000 per share, for a purchase price of $38,000,000 and $37,000,000, respectively. The Series D Preferred Stock shall have the terms designated in the Certificate of Designation of Series D Senior Convertible Preferred Stock attached hereto as Exhibit B (the "CERTIFICATE OF DESIGNATION"). The Shares shall be shares of Series D Preferred Stock designated "Series D Senior Convertible Preferred Stock."

         2. Closing; Deliveries. The closing of the purchase and sale of the Shares (the "CLOSING") shall occur at the offices of Irell & Manella LLP ("I&M"), 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, as soon as reasonably practicable (but not more than three (3) business days) after the satisfaction or waiver of all of the conditions to the Closing set forth herein, or at such other place and time as the Company and each of the Purchasers may agree. At the Closing, (a) the Company shall deliver to Vulcan one or more stock certificates evidencing the Vulcan Shares registered in the name of Vulcan or its designee, and Vulcan shall pay to the Company the purchase price for the Vulcan Shares of $38,000,000 by wire transfer and (b) the Company shall deliver to Charter one or more stock certificates evidencing the Charter Shares registered in the name of Charter or its designee,


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and Charter shall pay to the Company the purchase price for the Charter Shares of $37,000,000 by wire transfer. At the Closing, (i) the parties will also duly execute and deliver the Registration Rights Agreement in the form of Exhibit C hereto (the "REGISTRATION RIGHTS AGREEMENT"); (ii) each of the Purchasers shall receive an opinion from Brobeck, Phleger & Harrison LLP as to certain matters, substantially in the form of Exhibit D hereto; (iii) each of the Purchasers shall receive an opinion from Wyatt, Tarrant & Combs as to certain matters, substantially in the form of Exhibit E hereto, and (iv) the Company shall receive an opinion from I&M as to certain matters, substantially in the form of Exhibit F hereto. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows (it being agreed that for purposes of the representations and warranties set forth in this Section 3, the term the "COMPANY" shall be deemed to refer to the Company and each of its subsidiaries on a consolidated basis, except where the context reasonably indicates otherwise):

                  3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents. For purposes of this Agreement, "TRANSACTION DOCUMENTS" shall mean (a) this Agreement, (b) the Registration Rights Agreement, and (c) the Certificate of Designation. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse effect following the date of this Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement or (ii) any material economic downturn in the high speed cable modem Internet access industry generally or any material national economic downturn (a "MATERIAL ADVERSE EFFECT").

                  3.2 Authorized Capital Stock. As of the date hereof, and after the filing of the Certificate of Designation with the Delaware Secretary of State, the authorized capital stock of the Company consists of (a) 400,000,000 shares of Common Stock, (b) 100,000,000 shares of Class A Common Stock, $.01 par value per share, and (c) 10,000,000 shares of Preferred Stock, $.01 par value per share, 75,000 shares of which are designated as Series D Convertible Preferred Stock. As of September 15, 2000, there were 58,684,132 shares of Common Stock outstanding and no shares of Class A Common Stock or Preferred Stock outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance upon conversion of the Series D Preferred Stock 14,943,960 shares of Common Stock. As of September 15, 2000, the Company had reserved and available for stock options to be granted and issued under its 1998 Stock Option Plan (the "1998 STOCK OPTION PLAN"), its 1999 Stock Option Plan (the "1999 STOCK OPTION PLAN") and its 1999 Non-Employee Directors Plan (the "DIRECTOR OPTION PLAN" and together with the 1998 Stock Option Plan


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and the 1999 Stock Option Plan, the "COMPANY STOCK OPTION PLANS"), 191,078,
7,779,500 and 465,000 shares of Common Stock, respectively. The Company has reserved for issuance 18,676,000 shares of Common Stock issuable upon the exercise of the warrants set forth on Schedule 3.2 hereto (the "EXISTING WARRANTS"). Other than as set forth on Schedule 3.2 hereof, as of September 15, 2000, there were not outstanding or existing any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities exercisable for or convertible into shares of its capital stock, except for (a) options to purchase an aggregate of 191,078, 5,384,095 and 271,270 shares of Common Stock outstanding under the 1998 Stock Option Plan, the 1999 Stock Option Plan and the Director Option Plan, respectively, and (b) an aggregate of 2,156,320 shares issuable upon the exercise of the Existing Warrants.

                  3.3 Subsidiaries. Except as set forth in Schedule 3.3, the Company (a) owns no equity securities of any other corporation, limited partnership or similar entity, and (b) is not a participant in any joint venture, partnership or similar arrangement.

                  3.4 Due Execution, Delivery and Performance of the Agreement; No Conflict.

                           3.4.1 Subject only to approval by the Company's
stockholders of the voting rights for the Purchasers with respect to the Shares and any adjustment to the conversion price of the Series D Preferred Stock that may implicate the requirement for stockholder approval, as and to the extent required by the rules and regulations of the National Association of Securities Dealers, Inc., the execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company (the "BOARD"), including a majority of the disinterested members thereof, has approved the Transaction Documents. This Agreement has been, and when executed and delivered at the Closing each of the other Transaction Documents will be, duly executed and delivered by the Company and constitutes, or when executed and delivered at the Closing will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                           3.4.2 The execution, delivery and, subject to
obtaining the consents set forth in Schedule 3.4, performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not, except in each case where the effect of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate any agreement, license, indenture, undertaking or other instrument to which the Company is a party or by which it or any of its assets may be bound or affected,
(ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government to which the Company is subject, (iii) violate any provision of the Second Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") or Amended and Restated Bylaws of the Company, or (iv) result in the creation or imposition


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of (or the obligation to create or impose) any liens, mortgages, pledges, charges, claims or other encumbrances (collectively, "LIENS") on any of the Company's properties.

                  3.5 State Takeover Statutes. The disinterested members of the Board, at a meeting duly called (or for which notice was duly waived by all directors of the Company) and held on September 29, 2000, have unanimously approved the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to the Purchasers of the Shares pursuant to this Agreement). The sale and issuance of the Shares to the Purchasers and the consummation of the transactions contemplated by the Transaction Documents are not subject to the limitations or requirements of the provisions of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), and no further action is necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to the Purchasers in connection with or following such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other Transaction Documents.

                  3.6 Issuance, Sale and Delivery of the Shares; Common Stock.

                           3.6.1 When issued in compliance with the provisions
of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens created by or through the Company, other than restrictions on transfer under state and/or federal securities laws. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Upon the filing with the Delaware Secretary of State and effectiveness of the Certificate of Designation, the rights, privileges and preferences of the Series D Preferred Stock set forth in the Certificate of Designation will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                           3.6.2 The shares of Common Stock that are issuable
upon conversion of the Series D Preferred Stock, when so issued, will be validly issued, fully paid and nonassessable, and will be free of any Liens created by or through the Company, other than restrictions on transfer under state and/or federal securities laws. The issuance of such shares of Common Stock is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.7 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required for the execution and delivery of the Transaction Documents or the sale of the Shares to the Purchasers pursuant to this Agreement, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; to the extent applicable, the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or early termination of the waiting period thereunder; such post-closing filings as may be required under applicable state securities laws; and any notices required to be filed with The Nasdaq Stock Market.


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                  3.8 SEC Reports; Financial Statements.

                           3.8.1 The Company has filed all forms, reports and
documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since and including the effective date of the Registration Statement with respect to the Company's initial public offering (the "SEC REPORTS"). The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           3.8.2 Each of the financial statements (including, in
each case, any notes thereto) of the Company included in the SEC Reports (the "FINANCIAL STATEMENTS"), was prepared in accordance with generally accepted accounting principals in the United States ("GAAP") (subject, in the case of unaudited statements, to the absence of footnotes thereto and to normal and recurring year-end adjustments which were not and are not expected to be material in amount) and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (except as may be indicated in the notes thereto) in all material respects.

                           3.8.3 To the Company's knowledge, the Company has no
liability or obligation (whether accrued, absolute, contingent or otherwise) other than (a) liabilities and obligations reflected on the unaudited balance sheet of the Company as of June 30, 2000 contained in the Financial Statements and in the footnotes thereto (the "UNAUDITED BALANCE SHEET"), and (b) liabilities or obligations incurred since June 30, 2000 in the ordinary course of business consistent with past practice or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.9 Proxy Statement. The Proxy Statement (as defined in
Section 5.2), including any amendments or supplements thereto, shall not, at the time filed with the SEC, as of the date mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by the Purchasers specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  3.10 Absence of Litigation. Except as set forth on Schedule
3.10 hereto, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any director or officer of the Company or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.


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Except as set forth on Schedule 3.10 hereto, neither the Company nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  3.11 Absence of Certain Changes or Events. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2000, or in Schedule 3.11, or as specifically contemplated by this Agreement, since December 31, 1999 there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; (iv) except for normal increases in the ordinary course of business, any increases by the Company in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer or director, grants by the Company of any severance or termination pay, execution by the Company of any contract to make or grant any severance or termination pay, or payments by the Company of any bonus, in each case with respect to any such executive officer or director, other than pursuant to preexisting agreements or arrangements; or (v) entry into any commitment or transaction material to the Company (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                  3.12 Compliance with Laws; Permits. The Company has at all times complied, and it is currently in compliance, with all applicable statutes, rules, regulations and orders of the United States or any state or foreign country in which the Company is engaged in business and has obtained all required licenses, permits and other approvals of any governmental authority, except where a failure to comply or obtain such approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.13 Material Contracts. Each of the contracts required to be filed as material contracts as exhibits to the SEC Reports and each contract (collectively, the "EXISTING SEC CONTRACTS") which has been entered into and will be required to be filed as an exhibit to SEC Reports upon the filing deadline for such SEC Reports (the "MATERIAL CONTRACTS") (including all amendments, modifications and waivers) (a) has been filed with the SEC or is set forth on Schedule 3.13(a), (b) has been duly authorized, executed and delivered by the Company and, to the Company's knowledge, the other parties thereto, (c) except as set forth in Schedule 3.13(c), remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Material Contracts, (d) is binding on the Company and, to the Company's knowledge, the other parties thereto in accordance with and to the extent of its terms and applicable laws, and (e) is not subject to, and the Company has not received any written notice threatening or declaring, termination as a result of any alleged uncured breach or default. The Company


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has performed all material obligations required to be performed by it to date under each Material Contract, and the Company is not in material breach or default under any Material Contract. To the Company's knowledge, without a specific review having been conducted by the Company, no other party to any Material Contract is in material breach or default thereunder or in material violation thereof, and no condition exists that with notice or lapse of time or both would constitute a material violation thereof or a material default thereunder.

                  3.14 Intellectual Property Rights.

                           3.14.1 The Company owns or has licenses to use
registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, Internet domain names and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are sufficient to carry on the business of the Company as presently conducted, except where a failure to own or license Intellectual Property Rights could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           3.14.2 To the Company's knowledge, the operation of
the business of the Company does not, and, except as identified on Schedule 3.14, the Company has not received any notice from any person or entity within the past three (3) years claiming that the business of the Company does infringe or misappropriate the Intellectual Property Rights of any person or entity, violate any export control law or regulation, violate the rights of any person or entity (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

                           3.14.3 To the Company's knowledge, no person or
entity is infringing or misappropriating any Intellectual Property Rights owned or licensed by the Company or engaging in other conduct other than in the ordinary course of business that may diminish or undermine such Intellectual Property Rights, such as the disclosure of Company confidential information, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           3.14.4 The Company has taken all reasonable steps to
protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each of its executive officers and research and development personnel to execute noncompetition, confidentiality and nonsolicitation agreements, and all such individuals have executed such an agreement.

                  3.15 Certain Matters Regarding Employees. To the Company's knowledge, no officer or key employee of the Company is subject to any contract, agreement, undertaking, commitment or instrument (including any no hire or non-competition agreements) which would impair his or her ability to perform the services on behalf of Company contemplated to be performed by such officer or key employee.


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                  3.16 Tax Matters.

                           3.16.1 The Company (i) has timely filed all material
Tax Returns required to be filed by it as of the date hereof, (ii) has used its commercially reasonable efforts to maintain all required records with respect to any liability for Taxes for taxable years with respect to which the statute of limitations has not yet expired, regardless of whether such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this Agreement, and (iii) has timely paid, or has made appropriate provision on its balance sheet (in accordance with GAAP) for, all Taxes due or claimed to be due from it by any Governmental Body (as defined in Section 7.2) with respect to any liability for Taxes except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All Tax Returns described in clause (i) are true, correct and complete in all material respects. With respect to periods commencing on or after December 31, 1996, the Company has not incurred any liability for Taxes which could reasonably be expected to have a Material Adverse Effect other than
(i) as set forth on Schedule 3.16, (ii) as reflected on the audited balance sheet of the Company as of December 31, 1999 contained in the Financial Statements and in the footnotes thereto (the "AUDITED BALANCE SHEET") or the Unaudited Balance Sheet, or (iii) federal, state and foreign income taxes payable on the Company's income after June 30, 2000. There are no material Liens with respect to Taxes upon any of the Company's properties or assets, except for current Taxes not yet due.

                           3.16.2 Except as set forth in Schedule 3.15, to the
Company's knowledge, none of the Tax Returns of the Company has been or is currently being audited or examined by the Internal Revenue Service (the "IRS") or any other Governmental Body (as defined in Section 7.2). Except to the extent reserved for in the Unaudited Balance Sheet, no material issue of which the Company has received notice has been raised by a Governmental Body in any audit or examination which reasonably could be expected to result in a proposed deficiency, penalty or interest for any other period, which could reasonably be expected to have a Material Adverse Effect on the Company.

                           3.16.3 There are no outstanding agreements or waivers
extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company.

                           3.16.4 Other than as disclosed in its public filings,
the Company is not a party to any material joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes.

                           3.16.5 All material elections with respect to Taxes
affecting the Company as of the date hereof are set forth in Schedule 3.16. No consent to the application of section 341(f)(2) of the Code (as defined below) has been filed with respect to any property or assets held, acquired or to be acquired by the Company.

                           3.16.6 There are no tax sharing agreements or similar
arrangements with respect to or involving the Company.

                           3.16.7 The Company was not included and is not
includible in any consolidated or unitary Tax Return with any corporation other than such a return of which the Company is the common parent corporation.

                           3.16.8 The Company has not agreed to and is not
required to make any material adjustment under section 481(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                           3.16.9 "TAX" or "TAXES", as the context may require,
include: (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such Tax; or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Governmental Body in respect of a consolidated or combined return.

                           3.16.10 "TAX RETURN" means any return (including any
information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax.

                  3.17 Title to Properties; Liens and Encumbrances. Except as listed in Schedule 3.17, the Company has good and marketable title to all of its material owned properties and assets and such properties and assets are not subject to any Liens, except for (a) immaterial Liens which arise in the ordinary course of business (including, without limitation, Liens from current taxes not yet due and payable), and (b) Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company or its material properties. All material leases, subleases, conditional sale contracts and other agreements pursuant to which the Company leases or otherwise uses real or personal property (collectively, "LEASES") are in good standing and are valid and effective in accordance with their respective terms. The Company has performed its obligations in all material respects to date under all such Leases, except for such defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.18 Employee Benefit Plans. Except as listed in Schedule 3.18 or as described in the SEC Reports or as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company does not maintain, sponsor, or contribute to any program or arrangement that is an "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar employment, severance or other arrangement or policy of the Company (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits or for qualified deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (a "PLAN"). Except as listed in Schedule 3.18, neither the Company nor any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA AFFILIATE") maintains or is obligated to contribute to, or has ever maintained or been obligated to contribute to, any "pension plan" within the meaning of Section 3(2) of ERISA, or any "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "PENSION PLAN"). Each Plan which is subject to ERISA is in compliance with ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. None of the Plans provides or provided post-retirement medical or health benefits, except as required by the health care continuation requirements of the Consolidated Omnibus Reconciliation Act of 1985, as amended, or other applicable legal requirement and except for coverage the full cost of which is paid by the participant or beneficiary. None of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. The Company is not and never has been a party to any collective bargaining agreement. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.18, the Company has not announced or otherwise made any commitment to create any new Plan or amend any existing Plan, and neither the Company nor any ERISA Affiliate has announced or otherwise made any commitment to create or begin contributing to any Plan or Pension Plan or amend any existing Plan or Pension Plan, except for amendments to existing Plans and Pension Plans that are required by applicable law (including provisions of the Code relating to the intended tax treatment of any such Plan or Pension Plan). All contributions required to be made under the terms of each Plan have been timely made. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D(a) of the Code, has complied in all material respects. Each Plan intended to meet the requirements for tax-favored treatment under Part III of Subchapter B of Chapter 1 of the Code meets such requirements. Except as described in Schedule 3.18, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Company to any Plan, or any present or former employee of the Company, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) except as otherwise expressly contemplated by this Agreement, accelerate the time of payment or vesting, or increase the amount, of compensation due from the Company to any employee, officer, director, stockholder, contractor, or consultant of the Company.

                  3.19 Year 2000 Compliance. The Company has completed its assessment of all current versions (including products and services currently operating or under development) of its information technology systems (including systems utilized in the operation of its Internet sites) and believes they are year 2000 compliant. The Company has made appropriate inquiries of its key vendors and suppliers and has been assured that, taken as a whole, such persons have also taken appropriate actions to assure that there shall be no material adverse change to its business and electronic systems related to year 2000 issues. Based upon the information provided to the Company and its own internal assessment, the Company does not believe that its year 2000 issues will have a Material Adverse Effect.

                  3.20 Fairness Opinion. The Company has received the opinion of Lehman Brothers (the "COMPANY FINANCIAL ADVISOR") that (i) the financial terms of the Series D Preferred Stock are commercially reasonable and (ii) from a financial point of view, the consideration be to received by the Company in the transactions contemplated hereby is fair to the Company and has provided each Purchaser with a copy of such letter.

                  3.21 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents other than Lehman Brothers.

         4. Representations and Warranties of Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows: -

                  4.1 Organization and Qualification. Such Purchaser is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Purchaser has all requisite corporate or limited liability company, as applicable, power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents.

                  4.2 Due Execution, Delivery and Performance of the Agreement. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of such Purchaser. This Agreement has been, and when executed and delivered at the Closing the other Transaction Documents will be, duly executed and delivered by such Purchaser and constitutes, or when executed and delivered at the Closing will constitute, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  4.3 Evaluation; Purchase for Investment, Illiquid Investment. Such Purchaser has been furnished any and all materials relating to the Company and its Affiliates (as defined below) and the offering of the Shares and the shares of Common Stock issuable upon conversion of the Shares (the "CONVERSION SHARES"), that such Purchaser has requested and such Purchaser has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information. Such Purchaser is a sophisticated investor capable of evaluating the merits and risks of the purchase of the Shares and the Conversion Shares. Such Purchaser is purchasing the Shares for its own account as principal, for investment and not with a view to the resale or distribution of all or any part thereof. Such Purchaser recognizes that the Shares and the Conversion Shares have not been registered under applicable federal or state securities laws, and that such Shares and Conversion Shares are being offered and sold in reliance upon the exemptions from registration provided in the Securities Act and applicable exemptions under state securities laws. Such Purchaser is an accredited investor (as that term is defined in Regulation D under the Securities Act) and has the economic ability to maintain its investment in such Shares and the Conversion Shares for an indefinite period of time. For purposes of this Agreement, except as set forth in Section 11.4, "AFFILIATE" shall have the meaning set forth in Rule 501(b) under the Securities Act.

                  4.4 Proxy Statement. All information furnished by such Purchaser for inclusion in the Proxy Statement will not at the date of mailing of the Proxy Statement to the stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

                  4.5 Finders' Fees. Except for Yagemann & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

                  4.6 Financial Condition. As of the date hereof, such Purchaser has sufficient resources to fulfill its financial obligations under this Agreement and the transactions contemplated hereby.

         5. Covenants of the Company. The Company hereby covenants and agrees with each of the Purchasers as follows:

                  5.1 Stockholders Meeting. The Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby, including the issuance and sale of the Shares to the Purchasers, as and to the extent required by the rules and regulations of the National Association of Securities Dealers, Inc., (the "STOCKHOLDERS MEETING"). The proxy materials relating to such meeting shall contain the recommendation of the Board that the stockholders approve this Agreement and the transactions contemplated hereby, including the issuance and sale to the Purchasers of the Shares and all of the terms of the Certificate of Designation. The Company shall immediately following receipt of such stockholder approval and the filing of the Certificate of Designation with the Delaware Secretary of State take all action necessary to cause the Series D Directors (as defined in the Certificate of Designation) to be elected and/or appointed to the Board and the committees thereof as required by the terms of the Certificate of Designation, including either increasing the size of the Board or securing the resignations of incumbent directors or both.

                  5.2 Proxy Statement. As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a Proxy Statement in connection with the transactions contemplated hereby (the "PROXY STATEMENT"), and the Company shall respond promptly to any comments of the SEC or its staff with respect thereto. The Company will afford each of the Purchasers a reasonable opportunity to review and comment on the proposed form of Proxy Statement prior to its filing with the SEC. Each Purchaser shall promptly furnish to the Company all information concerning such Purchaser and its stockholders as may be required or reasonably requested in connection with any action contemplated by this Section 5.2. The Company shall (a) notify each of the Purchasers promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (b) supply each of the Purchasers with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement with respect to matters in the Proxy Statement contemplated by this Agreement. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, the Purchasers or the Company, as the case may be, shall promptly inform the other parties of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to stockholders of the Company, such amendment or supplement. The Company shall use its reasonable best efforts to cause the Company Financial Advisor to permit the inclusion of the fairness opinion referred to in Section 3.20 (or a reference thereto) in the Proxy Statement.

                  5.3 Additional Issuances; Right of First Refusal.

                           5.3.1 At any time after the date of the Closing, so
long as the Purchasers collectively (together with their Affiliates) hold of record or beneficially own at least fifty percent (50%) of the Shares issued in the Closing and at least fifteen percent (15%) of the Common Stock (assuming conversion into Common Stock, at the conversion rate then in effect, of all shares of Series D Preferred Stock held of record or beneficially owned by the Purchasers and their Affiliates) (the "AGREED PERCENTAGE"), in the event the Company shall issue (an "ADDITIONAL ISSUANCE") any capital stock, including securities of any type that are, or may become, convertible into or exercisable or exchangeable for capital stock of the Company (the "ADDITIONAL SECURITIES"), the Purchasers shall have the right to purchase all or any portion of such Additional Securities (the "RIGHT OF FIRST REFUSAL"), except as provided in
Section 5.3.2 below.

                           5.3.2 The Right of First Refusal shall not apply to
securities issued:

                           (a) to employees, officers or directors of, or
consultants or advisors to the Company or any subsidiary, pursuant to any stock purchase plan, the Company Stock Option Plans or other equity benefit plans or arrangements approved by the Board;

                           (b) pursuant to any options, warrants, conversion
rights or other rights or agreements outstanding as of the date of this Agreement or pursuant to the conversion of the shares of Series D Preferred Stock; or

                           (c) in connection with any stock split, stock
dividend or recapitalization by the Company;

                           (d) in an underwritten public offering of the
Additional Securities;

                           (e) to the Company's joint venture partners in
exchange for interests in the relevant joint venture; provided, however, that each Purchaser shall have the right to subscribe for and to purchase up to that number of Additional Securities such that such Purchaser holds the same percentage of the Company's outstanding capital stock immediately prior to and immediately following such Additional Issuance; and

                           (f) in connection with an acquisition of a business
or assets or a strategic alliance; provided, however, that each Purchaser shall have the right to subscribe for and to purchase up to that number of Additional Securities such that such Purchaser holds the same percentage of the Company's outstanding capital stock immediately prior to and immediately following such Additional Issuance.

                           5.3.3 If the Company proposes an Additional Issuance,
the Company shall, at the earliest reasonably practicable date, but in no event less than ten (10) business days prior to the proposed closing date of such issuance, give written notice to each Purchaser and offer to sell to each Purchaser the Additional Issuance at the lowest price per share, and otherwise on the same terms and conditions (or, if the nature of the transaction involves an exchange of assets or securities which cannot be delivered by such Purchaser, then for cash with an equivalent fair market value (as agreed upon by the Company and such Purchaser, and if they cannot agree, as determined by an independent investment banking firm mutually agreeable to the parties)), offered (or proposed to be offered) to other investors. Such notice shall describe the type of Additional Securities which the Company is offering to the Purchasers, the price of the Additional Securities and the general terms upon which the Company will issue same. Each Purchaser shall have five (5) business days from the date of receipt of any such notice to agree to purchase all or a portion of the Additional Issuance for the price and upon the general terms specified in the notice (except with respect to Subscription Rights in connection with an underwritten public offering, in which case such Purchaser's shares will be issued in a simultaneous private placement at a purchase price net of the underwriting commission) by giving written notice to the Company and stating whether it will exercise the Right of First Refusal in whole or in part, specifying the quantity of Additional Securities to be purchased. If the Purchasers elect to exercise their Right of First Refusal and to purchase all of the Additional Issuance, the sale and issuance of such Additional Issuance shall be effected within the time period agreed to by the Company and each of the Purchasers, and if the Purchasers elect to purchase less than all of such Additional Issuance, the sale and issuance of such Additional Securities which the Purchasers have elected to purchase shall be effected concurrently with the closing of the issuance of securities which gave rise to the Purchasers' right to buy such securities. Notwithstanding the foregoing, in the event of an exercise of the Right of First Refusal, such purchase by such Purchaser may only occur after compliance with all governmental regulations, including, but not limited, to the expiration or early termination of the applicable waiting periods under the HSR Act, if applicable, which, may be subsequent to the consummation of the transaction which gave rise to the Right of First Refusal.

                           5.3.4 With respect to the Right of First Refusal,
each Purchaser shall have the right to purchase the percentage of the Additional Securities proposed to be issued by the Company determined by dividing (a) the number of Shares purchased by such Purchaser pursuant to this Agreement by (b) the number of Shares sold pursuant to this Agreement. The Purchasers may also allocate the Additional Securities to be acquired by each of them pursuant to the Right of First Refusal in such other manner as they may determine.

                           5.3.5 If between the date hereof and the Closing, the
Company engages in an Additional Issuance with respect to which the Purchasers would have had a Right of First Refusal if such Additional Issuance had occurred after the Closing, then, for a period of thirty (30) days after the Closing, the Company shall permit each of the Purchasers to acquire up to the maximum number of Additional Securities that such Purchaser would have been entitled to acquire on the terms and conditions set forth in this Section 5.3 if such Additional Issuance had occurred after the Closing.

                  5.4 Most Favored Nation. So long as the Purchasers collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage, the Company shall offer and make available to each Purchaser and its Affiliates licensing and business arrangements relating to the Company's technologies, products and services, or any combination thereof, on a "most favored nation" basis (i.e., on terms and conditions at least as favorable as those agreed to with any third party for similar technologies, products and services at substantially the same level of purchase or other financial commitment). From time to time upon a Purchaser's request, the Company shall provide such Purchaser or its Affiliates with information regarding such technologies, products and services and the terms and conditions on which they are being offered or have been made available to any third party. The Purchasers shall have the right, no more than twice each calendar year, to request any certified public accountant, during normal business hours, to examine, audit and reproduce all or part of the books of account and all other records, documents and materials in the possession or under the control of the Company with respect to this Section 5.4. Such materials will be provided to the designated certified public accountant under a non-disclosure agreement for the sole purpose of verifying that the Company has complied with its obligations under this Section
5.4. The costs and expenses of the certified public accountant shall be paid by the Purchaser requesting such audit; provided, however, that if the certified public accountant determines that the Company has not complied with its obligations under this Section 5.4, such costs and expenses will be paid by the Company.

                  5.5 Board Size. The Company shall set the number of the members of the Board at eight (8). So long as the Purchasers collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage, (i) the Company shall not change the size of the Board of the Company from eight (8) members without the written consent of each of the Purchasers and (ii) notwithstanding clause (i) above, upon the written request of Vulcan, the Company shall promptly take all action necessary to increase the size of the Board to nine (9) directors.

                  5.6 Conduct of Business. From the date hereof through the Closing, the Company shall and shall cause each of its subsidiaries to, except as contemplated by this Agreement, or as consented to by each of the Purchasers in writing, operate its businesses in the ordinary course of business and in accordance with past practice and not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not and shall cause each of its subsidiaries not to, except as specifically contemplated by this Agreement or as consented to by each of the Purchasers in writing:

                           (a) change or amend the certificate of incorporation
or bylaws of the Company;

                           (b) enter into, extend, materially modify, terminate
or renew any Material Contract, except in the ordinary course of business;

                           (c) sell, assign, transfer, convey, lease, mortgage,
pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business;

                           (d) make new commitments for capital expenditures in
excess of $2,000,000 in any one quarter;

                           (e) acquire by merger or consolidation with, or merge
or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof; provided, however, that the Company shall be permitted to enter into and consummate any such transaction involving the payment by the Company of cash or the issuance by the Company of shares of Common Stock with an aggregate value per transaction not to exceed $10,000,000 and on an aggregate basis not to exceed $25,000,000;

                           (f) declare, set aside, make or pay any dividend or
other distribution in respect of its capital stock, other than a split of the Common Stock or a dividend payable in shares of Common Stock pro rata to all holders of the Common Stock;

                           (g) fail to comply in all material respects with all
legal requirements applicable to it, its assets and its business;

                           (h) intentionally do any other act which would cause
any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

                           (i) issue, repurchase or redeem or commit to issue,
repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock, other than the following: (i) issuances in connection with stock issuances permitted under Section 5.6(e) (subject to the provisions of Section 5.3), (ii) issuance of shares pursuant to stock options and warrants existing as of the date hereof and issuance of shares to employees, consultants and directors of the Company pursuant to stock options granted after the date hereof in the ordinary course of business consistent with past practice, and (iii) repurchases of shares from employees or consultants in connection with the termination of their employment or consultancy with the Company;

                           (j) fail to use its reasonable best efforts to (i)
retain its key employees and (ii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

                           (k) enter into any agreement, or otherwise become
obligated, to do any action prohibited under this Section 5.6.

                  5.7 Certificate of Designation. Prior to the Closing, the Company shall cause the Certificate of Designation to be filed with the Delaware Secretary of State as required pursuant to the DGCL.

         6. Covenants of Purchasers. Each Purchaser hereby covenants and agrees with the Company that such Purchaser will not sell or otherwise transfer any Shares unless such sale or transfer is made under an effective Securities Act registration statement or pursuant to an available exemption from the registration requirements of the Securities Act and such Purchaser shall have delivered to the Company an opinion of securities counsel to such Purchaser, in form and substance reasonably satisfactory to the Company, to the foregoing effect. Each certificate representing any Shares shall contain a legend to the following effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS MADE UNDER AN EFFECTIVE SECURITIES ACT REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         Notwithstanding the foregoing, certificates issued after the date hereof and representing Vulcan Shares or Charter Shares shall not contain the foregoing legend to the extent that Vulcan or Charter, respectively, shall have delivered to the Company an opinion of securities counsel to such Purchaser, in form and substance reasonably satisfactory to the Company, to the effect that the statements made in such legend are no longer relevant.

         7. Additional Covenants of the Parties.

                  7.1 Annual Operating and Capital Expenditure Budgets; Consultation. After the Closing and for so long as the Purchasers collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage, (i) the Company shall not approve any Annual Budget (as defined below) without the approval of the Board and the approval of the holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, and (ii) on an annual basis, the management of the Company shall prepare and submit to the Board, an Annual Budget. As defined herein the "ANNUAL BUDGET" refers to the annual operating budget (comprised of quarterly projected statements of revenue and expenses (including capital expenditures) for the current calendar year and projected statements of revenues and expenses for the following two (2) calendar years). After the Closing and for so long as the Purchasers collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage, (i) the Company shall not approve any Quarterly Budget (as defined below) without the approval of the holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, and (ii) on or about the end of each quarter, the management of the Company shall prepare an updated version of the Annual Budget, covering the remaining quarters of the year for such Annual Budget (the "QUARTERLY BUDGET"). For purposes of this Section 7.1, it is agreed that the approval of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock shall be deemed to have been obtained if the Company does not receive notices of disapproval from the holders of one-third (1/3) or more of the outstanding shares of Series D Preferred Stock within ten (10) business days after delivery of such Annual Budget or Quarterly Budget, as applicable, to such holders.

                  7.2 Regulatory Approval. The Company and each of the Purchasers shall use commercially reasonable efforts to file, as soon as reasonably practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any federal, state, local, municipal, foreign or other governmental body ("GOVERNMENTAL BODY") with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and each of the Purchasers shall respond as promptly as reasonably practicable to any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company, Vulcan and Charter shall (a) give the other parties prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation ("LEGAL PROCEEDING") by or before any Governmental Body with respect to the transactions contemplated by this Agreement, (b) keep the other parties informed as to the status of any such Legal Proceeding, and (c) promptly inform the other parties of any communication to or from any Governmental Body regarding the transactions contemplated by this Agreement.

                  7.3 Amendment of Certificate of Incorporation or Bylaws. The Company shall take all steps reasonably necessary to amend the Certificate of Incorporation and Bylaws to implement the rights and obligations of the parties contained herein to the extent necessary or appropriate under Delaware law.

                  7.4 Authorization and Issuance of Series D Preferred Stock. The Company agrees that from the date hereof it shall not increase the authorized number of shares of Series D Preferred Stock set forth in the Certificate of Designation and shall not issue any shares of Series D Preferred Stock to any party other than the Purchasers or their designees, without the prior written consent of each of the Purchasers.

                  7.5 Public Announcements. Unless otherwise required by applicable law (including federal and state securities laws and the rules and regulations of the NASD), prior to the Closing, no public disclosure regarding this Agreement shall be made by any party hereto unless approved by the other parties hereto; provided, however, that such approval shall not be unreasonably withheld or delayed. The parties shall cooperate with respect to joint press releases announcing the execution of this Agreement and the Closing.

                  7.6 Cooperation. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the transactions contemplated by this Agreement to be satisfied.

                  7.7 Voting Agreement. Each Purchaser agrees that at the Stockholders Meeting such Purchaser will vote (or cause to be voted) all of the shares of capital stock of the Company owned beneficially or of record by such Purchaser (including, without limitation, any shares as to which such Purchaser becomes the record or beneficial owner after the date hereof) in favor of approval of this Agreement and the transactions contemplated hereby; provided, that, the Company has complied with its obligations under this Agreement in all material respects and the Company's representations and warranties set forth in
Section 3 hereof continue to be true and correct in all material respects; provided, further, that nothing in this Section 7.7 shall constitute a waiver by the Purchasers of any of the conditions to Closing set forth in Section 8.1.

         8. Conditions to the Closing.

                  8.1 Conditions to Purchasers' Obligations at the Closing. Each Purchaser's obligation to purchase the Shares to be acquired by it at the Closing is subject to the satisfaction (or waiver by such Purchaser), at or prior to the Closing, of the following conditions:

                           8.1.1 Representations and Warranties True. The
representations and warranties of the Company set forth in Section 3 hereof shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect," contained in the specific representation or warranty) (i) as of the date hereof and (ii) as of the Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies in the cases of clauses (i) and (ii) that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                           8.1.2 Performance of Obligations. The Company shall
have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Closing.

                           8.1.3 Consents, Permits, and Waivers. On or prior to
the Closing Date, the Purchasers and the Company shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the Closing) unless the failure to obtain such consents, permits or waivers is a result of a breach by the Purchasers or would not have a Material Adverse Effect.

                           8.1.4 Absence of Restraint. No order to restrain,
enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other governmental authority and not rescinded or overturned. No litigation instituted by any governmental body or other regulatory authority shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement.

                           8.1.5 Absence of Material Adverse Change. There shall
not have occurred after the date hereof any material adverse change in the business, properties, results of operation or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse change following the date of this Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement or (ii) any material economic downturn in the high speed cable modem Internet access industry generally or any material national economic downturn.

                           8.1.6 Stockholder Approval. On or prior to the
Closing Date, this Agreement and the transactions contemplated hereby, including the issuance and sale of the Shares to the Purchasers, shall have been approved by the affirmative vote of the holders of a majority of the capital stock of the Company represented and voting on such matters (the "REQUISITE VOTE").

                           8.1.7 Certificate of Designation. The Certificate of
Designation shall have been filed by the Company with the Delaware Secretary of State.

                           8.1.8 Compliance Certificate. The Company shall have
delivered to each of the Purchasers or their counsel a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Sections
8.1.1 through 8.1.8 have been satisfied.

                           8.1.9 Legal Opinions. Each of the Purchasers shall
have received (a) from Brobeck Phleger & Harrison LLP an opinion addressed to them, dated as of the Closing Date, covering the matters set forth in Exhibit D and otherwise in form and substance satisfactory to each of the Purchasers and
(b) from Wyatt, Tarrant & Combs an opinion addressed to them, dated as of the Closing Date, covering the matters set forth in Exhibit E and otherwise in form and substance satisfactory to each of the Purchasers.

                  8.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing, of the following conditions:

                           8.2.1 Representations and Warranties True. The
representations and warranties of the Purchasers set forth in Section 4 hereof shall be true and correct in all material respects (i) as of the date hereof and
(ii) as of the Closing Date as if made on such date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                           8.2.2 Performance of Obligations. The Purchasers
shall have performed in all material respects all covenants and obligations herein required to be performed or observed by them on or prior to the Closing.

                           8.2.3 Consents, Permits, and Waivers. On or prior to
the Closing Date, the Purchasers and the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the Closing) unless the failure to obtain such consents, permits or waivers is a result of a breach by the Company.

                           8.2.4 Absence of Restraint. No order to restrain,
enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other governmental authority.

                           8.2.5 Stockholder Approval. On or prior to the
Closing Date, this Agreement and the transactions contemplated hereby, including the issuance and sale of the Shares to the Purchasers, shall have been approved by the Requisite Vote of the Company's stockholders.

                           8.2.6 Legal Opinion. The Company shall have received
from Irell & Manella LLP an opinion addressed to it, dated as of the Second Closing date, covering the matters set forth in Exhibit F and otherwise in form and substance satisfactory to the Company.

         9. Termination.

                  9.1 Termination. The obligations of the parties contained herein may be terminated at any time prior to the Closing Date:

                           9.1.1 By mutual agreement of the Company and each of
the Purchasers;

                           9.1.2 By either the Company or any of the Purchasers
if:

                           (a) this Agreement shall not have been consummated by
December 31, 2000, unless extended by mutual agreement or unless the failure to consummate the Agreement is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date;

                           (b) the Requisite Vote of the Company's stockholders
shall not have been obtained at the Stockholders Meeting duly convened and finally adjourned;

                           (c) any Governmental Body shall have issued an
injunction, order or decree (a "RESTRAINT") or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Restraint or other action shall become final and non-appealable, provided the party seeking to terminate this Agreement shall have used its best efforts to prevent entry of and to remove such Restraint.

                           (d) By any of the Purchasers if: the Company shall
have breached or failed to perform in any material respect any of its representations or warranties (with respect to materiality, in a manner such that the condition in Section 8.1.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within ten days after the giving of written notice to the Company of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to the Purchasers' obligations to consummate the Closing set forth in Section 8.1 would not at that time be satisfied (a "COMPANY MATERIAL BREACH") (provided that the Purchasers are not then in Purchaser Material Breach (as defined below) of any representation, warranty, covenant or other agreement contained in this Agreement).

                           9.1.3 By the Company, if the Purchasers shall have
breached or failed to perform in any material respect any of their representations or warranties (with respect to materiality, in a manner such that the condition in Section 8.2.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within ten days after the giving of written notice to each of the Purchasers of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to the Company's obligations to consummate the Closing set forth in Section 8.2 would not at that time be satisfied (a "PURCHASER MATERIAL BREACH") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement).

                  9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except as set forth in Section 10. Notwithstanding the foregoing, (i) nothing in this Section 9.2 or in Section 10 shall relieve any party to this Agreement of liability for fraud in connection with this Agreement and (ii) in the event of a termination of this Agreement pursuant to Section 9.1 by one of the Purchasers (the "TERMINATING PURCHASER"), the other Purchaser may elect by written notice to the Company to purchase the Shares to be purchased hereunder by the Terminating Purchaser (subject to the same terms and conditions set forth herein) and in such event this Agreement shall become void and have no effect only as to the Terminating Purchaser, except as set forth in Section 10.

         10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Company shall reimburse each Purchaser for such Purchaser's documented out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement; and provided, further, that the Company shall make such reimbursement to a Purchaser within three (3) business days after receipt of an invoice for such expenses from such Purchaser.

         11. Miscellaneous.

                  11.1 Survival of Representations, Warranties and Agreement. Notwithstanding any investigation made by any party to this Agreement, the representations and warranties made by the Company and each Purchaser in connection with the Closing shall not survive the Closing (other than (x) the representations and warranties of the Company set forth in Sections 3.4.1, 3.4.2(iii), 3.5 and 3.6, which shall survive indefinitely and (y) the representations and warranties of the Company and the Purchasers set forth in
Section 3.9 and Section 4.4, respectively, which shall survive for one year after the Stockholders' Meeting), and shall thereafter be of no further force or effect, except in the case of fraud in connection with this Agreement. All covenants and agreements contained in this Agreement shall survive the Closing Date in accordance with their terms.

                  11.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, return receipt requested, or nationally recognized overnight express courier postage prepaid, or by facsimile transmission and shall be deemed given when received (or upon facsimile confirmation) and shall be delivered as follows:

                           if to the Company, to:

                                    High Speed Access Corp.
                                    10901 West Toller Drive
                                    Littleton, CO 80127
                                    Attention: John G. Hundley, Esq.
                                    Facsimile: (502) 420-7451

                           with a copy so mailed to:

                                    Brobeck, Phleger & Harrison LLP
                                    370 Interlocken Boulevard
                                    Suite 500
                                    Broomfield, CO 80021
                                    Attention: John E. Hayes, Esq.
                                    Facsimile: (303) 410-2000

                           if to Vulcan,

                                    Vulcan Ventures Incorporated
                                    110 110th Avenue, N.E., Suite 550
                                    Bellevue, WA 98004
                                    Attention: William D. Savoy
                                    Facsimile: (425) 453-1985

                           with a copy so mailed to:

                                    Irell & Manella LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, CA 90067
                                    Attention: Alvin G. Segel, Esq.
                                    Facsimile: (310) 203-7199

                           if to Charter,

                                    Charter Communications Ventures, LLC
                                    12444 Powerscourt Drive, Suite 100
                                    St. Louis, MO 63131
                                    Attention: Curtis S. Shaw, Esq.
                                    Facsimile: (314) 965-8793

                           with a copy so mailed to:

                                    Irell & Manella LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, CA 90067
                                    Attention: Alvin G. Segel, Esq.
                                    Facsimile: (310) 203-7199

                  11.3 Adjustments. In the event of any change in the Common Stock by reason of a stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other similar change in the corporate or capital structure of the Company, the type and number of shares or securities subject to various provisions of this Agreement (and the per share price of such shares or securities) shall, where applicable, be adjusted appropriately, so that each Purchaser's rights under this Agreement shall be preserved as nearly as practicable.

                  11.4 Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person or entity without the prior written consent of the other party; provided, however, that each Purchaser may assign its rights, benefits or obligations under this Agreement, in whole or in part, without the prior consent of the Company, to an Affiliate of such Purchaser (for purposes of this Section, a person or entity shall be deemed to be an Affiliate of a Purchaser or the Company only if the control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable entity or otherwise has managerial control, it being understood that (i) any entity that is majority owned (directly or indirectly) by a person or entity that directly or indirectly owns a majority of the outstanding voting interests of a Purchaser shall be an Affiliate of a Purchaser for these purposes and (ii) Charter Communications, Inc., Charter Communications Holding Company, LLC, Charter Communications Holdings, LLC and their respective majority-owned subsidiaries shall be Affiliates of Charter for these purposes. No such assignment shall relieve such Purchaser of its obligations under this Agreement.

                  11.5 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct including the act of Closing unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement. Notwithstanding the foregoing, (x) any term of this Agreement which applies to the rights applicable to the holders of the Series D Preferred Stock may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of more than two-thirds (2/3) of the outstanding shares of Series D Preferred Stock and (y) any term of this Agreement which requires the approval of the Purchasers and their Affiliates means approval by a majority of the Shares owned by the Purchasers and their Affiliates. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Series D Preferred Stock.

                  11.6 Entire Agreement. This Agreement and the other Transaction Documents, including the Schedules and Exhibits and any agreements or documents referred to herein or therein or executed contemporaneously herewith or therewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral.

There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

                  11.7 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  11.8 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except as to matters which are subject to the Delaware General Corporation Law, which shall be governed by such law, in each case without regard to the choice of law provisions thereof.

                  11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  11.11 Additional Right. Notwithstanding anything to the contrary contained in this Agreement, if one of the Purchasers breaches its obligations under this Agreement or refuses to consummate the acquisition of the portion of the Shares it is obligated to purchase (upon satisfaction of the conditions thereto), then (i) the non-breaching Purchaser shall have the right, but not the obligation, to purchase from the Company the portion of the Shares that were to be acquired by the breaching Purchaser and (ii) the Company shall have no right under Section 9 hereof to terminate this Agreement if the non-breaching Purchaser commits in writing to purchase such Shares, subject only to the satisfaction or waiver of the conditions set forth in Section 8.1.1.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    HIGH SPEED ACCESS CORP.



                                    By: /s/ George E. Willett
                                       -----------------------------------------
                                       George E. Willett
                                       Chief Financial Officer



                                    VULCAN VENTURES INCORPORATED



                                    By: /s/ William D. Savoy
                                       -----------------------------------------
                                       William D. Savoy
                                       President



                                    CHARTER COMMUNICATIONS VENTURES, LLC



                                    By: /s/ Charter Communications Ventures, LLC
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT


                                VOTING AGREEMENT


     This Voting Agreement (the "AGREEMENT") is made as of October 19, 2000 by and among High Speed Access Corp., a Delaware corporation (the "COMPANY"), Vulcan Ventures Incorporated, a Washington corporation ("VULCAN"), Charter Communications Ventures, LLC, a Delaware limited liability company ("CHARTER" and together with Vulcan, the "PURCHASERS"), and __________________ ("STOCKHOLDER"), with reference to the following facts:

     Concurrently herewith the Purchasers are entering into an agreement (the "STOCK PURCHASE AGREEMENT") with the Company to purchase shares of the Company's Series D Senior Convertible Preferred Stock (the "SERIES D PREFERRED STOCK").

     The Purchasers would be unwilling to enter into the Stock Purchase Agreement without the agreements of Stockholder contained herein.

     As an inducement to cause the Purchasers to enter into the Stock Purchase Agreement, Stockholder has agreed to enter into this Agreement.

     In consideration of the foregoing premises and the mutual covenants and promises contained herein, the Company, the Purchasers and Stockholder hereby agree as follows:

     1. Voting Agreement. Except as provided in Section 2.2, Stockholder agrees that at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder will vote (or cause to be voted) all of the shares of the Company owned beneficially or of record by Stockholder (including, without limitation, any shares as to which Stockholder becomes the record or beneficial owner after the date hereof) (the "SHARES") (a) in favor of approval of (i) the Purchasers' acquisition of the Series D Preferred Stock pursuant to the Stock Purchase Agreement and the Certificate of Designation (as defined in the Stock Purchase Agreement) (the "PURCHASER Acquisitions"), and (ii) any matter that could reasonably be expected to facilitate the Purchaser Acquisitions and the other transactions contemplated by the Stock Purchase Agreement; (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Stock Purchase Agreement or of Stockholder under this Agreement; and (c) against any action or agreement that is intended, or might reasonably be expected, to impede, interfere with, delay, postpone or attempt to discourage or adversely affect the Purchaser Acquisitions and the other transactions contemplated by this Agreement and the Stock Purchase Agreement.

     2. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares that are inconsistent with the voting agreement set forth in Section 1. By entering into this Agreement, Stockholder hereby grants a proxy appointing Vulcan as Stockholder's attorney-in-fact and proxy with full power of substitution, for and in Stockholder's name, to vote or consent or otherwise to utilize such voting power solely in the manner contemplated by Section 1. The proxy granted by Stockholder pursuant to this
Section 2 is irrevocable and is coupled with an interest and is granted in consideration of the Purchasers entering into this Agreement and the Stock Purchase Agreement and as security for the obligations of Stockholder under
Section 1. Without limiting the foregoing, Stockholder will, upon the Purchasers' request, take all action as shall be reasonably required from time to time in order to appoint Vulcan as its duly authorized proxy holder for the Shares solely for the purpose set for in Section 1.

     3. Representations and Warranties of Stockholder. As a material inducement to the Purchasers to enter into this Agreement and the Stock Purchase Agreement, Stockholder represents and warrants to each of the Purchasers that as of the date hereof:

        3.1 Sole Ownership of Shares; No Encumbrances. On the date hereof, Stockholder is the record owner of the number of shares of Common Stock set forth on the signature page hereto (the "EXISTING SHARES"). On the date hereof, such Existing Shares constitute all of the voting securities of the Company owned of record and beneficially by Stockholder. Stockholder has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to the Existing Shares, with no limitations, qualifications or restrictions on such rights, and Stockholder does not possess such powers over any other voting securities of the Company. The Existing Shares and the certificates representing such shares are now, and at all times during the term hereof the Existing Shares will be, held by Stockholder free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (other than encumbrances on Existing Shares by virtue of the fact that such shares were purchased by Stockholder on margin).

        3.2 Validity; Binding Effect; No Conflict. This Agreement has been duly and validly executed by Stockholder and constitutes the valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any law, ordinance, rule, regulations, orders, judgment, or decree to which Stockholder is subject or by which Stockholder is bound; or (ii) violate or conflict with or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by or result in the creation of any lien, security interest, change or encumbrance upon any of the properties or assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Stockholder is a party or by which any of her assets may be bound or affected. No consent, approval, authorization or action by or any filings with any federal, state or local governmental agency or any other third party are required in connection with the execution and delivery by Stockholder of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

        3.3 Reliance by Purchasers. Stockholder understands and acknowledges that the Purchasers are entering into the Stock Purchase Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the representations, warranties and covenants of Stockholder set forth herein.

     4. Additional Covenants.

        4.1 Notice of Additional Shares. Stockholder hereby agrees to promptly notify the Purchasers in writing of the number of shares of voting securities of the Company that may be acquired by Stockholder, if any, after the date hereof.

        4.2 Further Assurances. From time to time, at the Purchasers' request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary, proper or advisable under applicable laws and regulations, to vote the Shares to approve the sale and issuance of the Series D Preferred Stock as contemplated by the Stock Purchase Agreement and to take all other acts required to be taken by Stockholder pursuant to this Agreement.

        4.3 Restrictions on Transfers. Prior to the record date set by the Company for voting on the approval of the Purchasers' acquisition of the Series D Preferred Stock pursuant to the Stock Purchase Agreement and the Certificate of Designation, Stockholder shall not sell, transfer, encumber or otherwise dispose of any of the Shares, and shall not take any action inconsistent with his, her or its obligations hereunder.

        4.4 Termination. This Agreement (other than Section 5, which shall survive indefinitely) shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the transactions contemplated by the Stock Purchase Agreement shall have been consummated in accordance with the terms and provisions of the Stock Purchase Agreement and
(ii) such date and time as the Stock Purchase Agreement shall have been terminated pursuant to Section 9 thereof.

     5. Miscellaneous.

        5.1 Binding Agreement; Assignments; Third-Party Beneficiaries. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person without the prior written consent of the other party; provided, however, that each of the Purchasers may assign their rights, benefits or obligations under this Agreement, without the prior consent of the Company or Stockholder, to an Affiliate of such Purchaser (as defined in Section 11.4 of the Stock Purchase Agreement). Nothing contained in this Agreement shall confer any rights or remedies upon any other person, firm or corporation.

        5.2 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

        5.3 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        5.4 Notices. Any notice or other communication required or permitted hereunder shall be expressed in writing and delivered in person or sent by certified or registered mail, return receipt requested, or sent by overnight courier service such as Federal Express and confirmed by certified or registered mail, return receipt requested, or sent by facsimile (receipt confirmed) to (a) the Company at its address specified in the Stock Purchase Agreement, (b) a Purchaser at its address specified in the Stock Purchase Agreement, and (c) to Stockholder at the addresses set forth on the signature page hereof, or at such other addresses as the parties shall designate by written notice to the other. All notices shall be deemed received on the third business day after mailing or the first business day after delivery to the overnight courier service or the same business day if personally delivered or sent by facsimile.

        5.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        5.6 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto.

        5.7 Governing Law. The Agreement shall be governed by and construed under the laws of the State of Colorado.

        5.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                                SIGNATURE PAGE TO
                                VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

                                       Vulcan Ventures Incorporated


                                       By:
                                           -------------------------------
                                           Name:  William D. Savoy
                                           Title:  President



                                       Charter Communications Ventures, LLC


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:

                                       STOCKHOLDER:


                                       Signature:
                                                  ------------------------

                                       Print Name:
                                                   -----------------------

                                       Number of Shares of
                                       Common Stock Owned:
                                                           ---------------

                                       Address:
                                               ---------------------------


                                       Facsimile:
                                                  ------------------------

                                    EXHIBIT B

                       FORM OF CERTIFICATE OF DESIGNATION


                          CERTIFICATE OF DESIGNATION OF
                   SERIES D SENIOR CONVERTIBLE PREFERRED STOCK
                                       OF
                             HIGH SPEED ACCESS CORP.

     High Speed Access Corp. (hereinafter called the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the Corporation is High Speed Access Corp.

     2. The Second Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.01 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of Preferred Stock:

     RESOLVED, that one series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                   SERIES D SENIOR CONVERTIBLE PREFERRED STOCK

     1. Designation and Amount. There is hereby designated a series of shares of Preferred Stock consisting of 75,000 shares designated "Series D Senior Convertible Preferred Stock" (the "SERIES D PREFERRED STOCK").

     2. Dividends.

        (a) The Series D Preferred Stock shall not be entitled to receive dividends unless and until and only when the Board of Directors declares a dividend in respect of the Common Stock (as used herein, "COMMON STOCK" refers to any class of Common Stock of the Corporation) or any other series of Preferred Stock (whether now in existence or created at a future date) out of legally available funds therefor; provided, however, that no dividends shall be declared or paid upon the Common Stock (other than dividends payable upon the Common Stock solely in additional shares of Common Stock, provided that an appropriate adjustment in the Conversion Price is made under Section 6(a) hereof in lieu of payment of such dividend) or any other stock of the Corporation, whether Junior Stock, Parity Stock or Senior Stock (in each case, as defined in Section 3(a)), unless (i) the dividend is approved by the holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock and (ii) there shall be a simultaneous declaration or payment, as applicable, of a dividend upon the Series D Preferred Stock.

        (b) In the case of any dividend being declared upon the Common Stock, the dividend which shall be declared upon each share of Series D Preferred Stock as a condition to such dividend upon the Common Stock shall be equal in amount to the aggregate dividend payable upon that number of shares of Common Stock acquirable upon conversion of a share of Series D Preferred Stock immediately before the declaration of such dividend, with such conversion being based on the then applicable Conversion Price determined in accordance with Section 6 as of the record date for the declaration of such dividend on the Common Stock.

        (c) In the case of any dividend being declared upon any class or series of Preferred Stock that is convertible into Common Stock, the amount of the dividend which shall be declared upon each share of Series D Preferred Stock as a condition to such dividend on such Preferred Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of Series D Preferred Stock, shall equal the amount of the dividend declared upon each share of such class or series of Preferred Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of such class or series of Preferred Stock, in each case assuming such conversion occurred immediately before the declaration of such dividend.

        (d) No dividend shall be declared or paid upon any other class or series of Preferred Stock that is not convertible into Common Stock, unless the holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock shall have approved the amount of the dividend which shall be declared upon each share of Series D Preferred Stock as a condition to such dividend on such Preferred Stock.

        (e) Holders of shares of Series D Preferred Stock shall be entitled to share equally in all such dividends declared upon the Series D Preferred Stock.

     3. Liquidation, Dissolution or Winding Up.

        (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock of the Corporation ranking on liquidation or dividends prior and in preference to the Series D Preferred Stock (such Preferred Stock that is senior to the Series D Preferred Stock being referred to hereinafter as "SENIOR STOCK") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or to the holders of any Preferred Stock of the Corporation ranking on liquidation or dividends junior to the Series D Preferred Stock (such Preferred Stock that is junior to the Series D Preferred Stock being referred to herein as "JUNIOR STOCK"), an amount equal to the sum of (i) $1,000 per share (the "LIQUIDATION PREFERENCE") (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to the Series D Preferred Stock), and (ii) the amount of all declared but unpaid dividends on the Series D Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of any other Senior Stock shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock, and any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series D Preferred Stock being referred to as "PARITY STOCK"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Except as set forth in this clause (a), holders of shares of Series D Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

        (b) The merger or consolidation of the Corporation with or into any other corporation or entity, or the sale or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

     4. Voting.

        (a) Each holder of shares of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such holder's shares of Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as otherwise provided in Sections 4(b) through 4(c) hereof, or as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

        (b) Unless the vote or consent of a greater number of shares shall then be required by law, the consent of holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for such purpose, shall be necessary to (i) amend, modify or repeal any provision of the Certificate of Incorporation (including any provision of the Certificate of Designation of Series D Convertible Preferred Stock) or Bylaws of the Corporation in any manner (including by merger, consolidation, operation of law or otherwise) which would adversely affect the powers, preferences or special rights of the Series D Preferred Stock; (ii) authorize or create any shares of any class or series of Senior Stock or Parity Stock of the Corporation or reclassify any authorized stock of the Corporation into any such Senior

Stock or Parity Stock, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of any such Senior Stock or Parity Stock; (iii) approve a liquidation, winding up or dissolution of the Corporation or adoption of any plan of the same; (iv) permit the Corporation to commence a voluntary case or proceeding under applicable bankruptcy laws or any other insolvency, receivership, reorganization, moratorium or similar laws providing relief to debtors; (v) permit the Corporation to effect any redemption or repurchase or other acquisition by the Corporation or subsidiary of the Corporation of any Junior Stock or Parity Stock or any securities convertible into Junior Stock or Parity Stock, other than the repurchase of shares in connection with the termination of employees, consultants, directors or advisors of the Corporation pursuant to rights under written agreements; and (vi) declare or pay a dividend on the Common Stock (other than dividends payable upon the Common Stock solely in additional shares of Common Stock, provided that an appropriate adjustment in the Conversion Price is made under Section 6(a) hereof) or any other stock of the Corporation, whether Junior Stock, Parity Stock or Senior Stock. For purposes of Section 4(b)(i), (x) the authorization or creation of any shares of any class or series of Junior Stock of the Corporation or the reclassification of any authorized stock of the Corporation into any such Junior Stock, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase shares of any such Junior Stock shall be deemed not to adversely affect the powers, preferences or special rights of the Series D Preferred Stock; and (y) a merger, consolidation or other transaction pursuant to which the Series D Preferred Stock is converted into cash, stock or other property shall be deemed to adversely affect the powers, preferences and special rights of the Series D Preferred Stock.

        (c) So long as Vulcan Ventures Incorporated ("VULCAN") and Charter Communications Ventures, LLC ("CHARTER") collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage (as defined in the Stock Purchase Agreement dated as of October 19, 2000 by and among Vulcan, Charter and the Corporation (as it may be amended from time to time, the "STOCK PURCHASE AGREEMENT"), unless the vote or consent of a greater number of shares shall then be required by law, the consent of holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for such purpose, shall be necessary to authorize or effect each of the following: (i) any proposed sale, lease, transfer or other disposition of assets (including, without limitation, by merger) having a fair market value of at least 30% of the fair market value of the assets of the Company and its subsidiaries on a consolidated basis; (ii) a merger, consolidation, business combination or other similar transaction where the stockholders of the Company immediately prior to such transaction hold less than 66 2/3 % of the voting securities of the surviving entity immediately after such merger, consolidation, business combination or other similar transaction; (iii) any proposed acquisition by the Company or any subsidiary thereof of another entity or business whether by means of a purchase of equity interests or the purchase of all or substantially all of the assets of such entity or business or by merger, consolidation, reorganization, issuance or exchange of securities or otherwise where the consideration involved (including, without limitation, non-cash consideration) has a value of at least $50,000,000; and (iv) any proposed issuance of any debt or equity securities of the Company in excess of $25,000,000. A copy of the Stock Purchase Agreement shall be provided to any stockholder upon written request. As used herein, "AFFILIATE" shall have the meaning set forth in Rule 501(b) under the Securities Act of 1933, as amended.

        (d) Song as Vulcan and Charter collectively (together with their Affiliates) hold of record or beneficially own the Agreed Percentage, (i) the holders of the shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to elect that number of directors to serve on the Board of Directors at any annual meeting of stockholders or any special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Stock as hereinafter specified to serve until the next annual meeting and until such director's successor is elected and qualified, equal to the product of the total number of directors on the Board of Directors multiplied by the percentage of Common Stock held of record or beneficially owned by Vulcan and Charter collectively (together with their Affiliates) (assuming conversion into Common Stock, at the Conversion Price (as defined in Section 6) then in effect, of all shares of Series D Preferred Stock held of record or beneficially owned by the Purchasers and their Affiliates) rounded down to the nearest whole number; and (ii) the Corporation shall not, without the consent of holders of at least a majority of the outstanding shares of Series D Preferred Stock, have an Executive Committee, Nominating Committee or any other committee of the Board of Directors that is similar to either of the foregoing, unless the representation on such committees of the Series D Directors shall be equal to the product of the total number of directors on such committee multiplied by the percentage of Common Stock held of record or beneficially owned by Vulcan and Charter collectively (together with their Affiliates) (assuming conversion into Common Stock, at the Conversion Rate then in effect, of all shares of Series D Preferred

Stock held of record or beneficially owned by the Purchasers and their Affiliates) rounded down to the nearest whole number.

        As used herein, the "SERIES D DIRECTORS" shall mean the director(s) of the Corporation elected as a matter of right by the holders of the Series D Preferred Stock pursuant to this Section 4(d). Nothing in this Section 4(d) shall be deemed to constitute an admission that a Series D Director is not an "independent director" for purposes of the rules of The Nasdaq Stock Market.

        At any time a vote of the holders of the Series D Preferred Stock shall be necessary pursuant to this Section, a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of the Series D Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of the Series D Preferred Stock, for the purpose of electing the directors which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of such written request upon the Secretary of the Corporation, or personal service of said written request upon the Secretary of the Corporation at its principal executive offices, the holders of at least twenty-five percent (25%) of the outstanding shares of Series D Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the persons so designated upon the notice required for the annual meeting of stockholders of the Corporation. Any holder of the Series D Preferred Stock so designated shall have, and the Corporation shall provide access to the lists of stockholders to be called pursuant to the provisions hereof.

     5. Conversion Rights.

        (a) Exercise of Conversion Rights. Each holder of Series D Preferred Stock shall have the right, at its option, at any time, to convert, subject to the terms and provisions of this Section 5, all or any portion of its Series D Preferred Stock then outstanding into such number of fully paid and non-assessable shares of Common Stock as results from dividing (i) the sum of
(A) the aggregate Liquidation Preference of all shares of Series D Preferred Stock to be converted plus (B) any accrued or declared but unpaid dividends on such shares, by (ii) the applicable Conversion Price (as defined in Section 6 below) on the Conversion Date (as defined below). Such conversion shall be deemed to have been made at the close of business on the date that the certificate or certificates for shares of Series D Preferred Stock shall have been surrendered for conversion and written notice shall have been received as provided in Section 5(b) (the "CONVERSION DATE"), so that the person or persons entitled to receive the shares of Common Stock upon conversion of such shares of Series D Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. Upon conversion of any shares of Series D Preferred Stock pursuant to this Section 5, the rights of the holder of such shares upon the Conversion Date shall be the rights of a holder of Common Stock only, and each such holder shall not have any rights in its former capacity as a holder of shares of Series D Preferred Stock (other than the right to receive any dividend for which the record date was prior to the Conversion Date).

        (b) Notice to the Corporation. In order to convert all or any portion of its outstanding Series D Preferred Stock into shares of Common Stock, the holder of such Series D Preferred Stock shall deliver the shares of Series D Preferred Stock to be converted to the Corporation at its principal office, together with written notice that it elects to convert those shares of Series D Preferred Stock into shares of Common Stock in accordance with the provisions of this
Section 5. Such notice shall specify the number of shares of Series D Preferred Stock to be converted and the name or names in which the holder wishes the certificates for shares of Common Stock to be registered, together with the address or addresses of the person or persons so named, and, if so required by the Corporation, shall be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation, duly executed by the registered holder of the shares of Series D Preferred Stock to be converted or by its attorney duly authorized in writing.

        (c) Delivery of Certificate. As promptly as practicable after the surrender as hereinabove provided of shares of Series D Preferred Stock for conversion into shares of Common Stock, the Corporation shall deliver or cause to be delivered to the holder, or the holder's designees, certificates representing the number of fully paid and non-assessable shares of Common Stock into which the shares of Series D Preferred Stock are entitled to be converted, together with a cash adjustment in respect of any fraction of a share to which the holder shall be entitled as provided in Section 5(d), and, if less than the entire number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series D Preferred Stock not so converted. So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not close its Common Stock transfer books. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the holder for any tax in respect of the issuance of such certificates (other than any transfer, withholding or other tax if the shares of Common Stock are to be registered in a name different from that of the registered holder of Series D Preferred Stock).

        (d) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of any shares of Series D Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock as of the Conversion Date. The "MARKET PRICE" of a share of Common Stock on or with respect to any day shall mean (i) the closing sales price on the immediately preceding trading day of a share of Common Stock on the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or automated quotation system, the average of the last reported bid and asked prices on such immediately preceding trading day in the over-the-counter market as furnished by the National Association of Securities Dealers, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected in good faith by the Corporation or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected in good faith by the Corporation, or (ii) if the shares of Common Stock are not then traded on any such exchange or system, the amount determined in good faith by the Board of Directors to represent the fair value of a share of Common Stock.

        (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series D Preferred Stock then outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of shares of Series D Preferred Stock in accordance with the provisions of this
Section 5.

        (f) Registration. If any shares of Common Stock to be reserved for the purpose of conversion of Series D Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation shall, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

        (g) Shares Validly Issued and Non-Assessable. All shares of Common Stock that may be issued upon conversion of the Series D Preferred Stock shall upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        (h) Retirement of Shares. Any shares of Series D Preferred Stock converted pursuant to the provisions of this Section 5 shall be retired and, upon the filing of a proper certificate with the Delaware Secretary of State, shall have the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors.

        (i) Automatic Conversion.

            (1) Transfer of Shares. In the event that a holder of shares of Series D Preferred Stock desires to transfer some or all of such shares other than to an Affiliate of any holder, each share of Series D Preferred Stock so transferred shall automatically convert into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 6 hereof automatically and without further action, immediately upon the transfer of such shares; provided that the mortgage, pledge or other encumbrance of shares of the Series D Preferred Stock by a holder thereof to one or more banks, insurance companies or other financial institutions (each, a "LENDER") shall not trigger the conversion of such shares until such Lender forecloses on such shares, if ever.

            (2) Mechanics of Conversion. Upon the occurrence of the event specified in Section (1) above, the outstanding shares of Series D Preferred Stock shall automatically convert without any further action by the holders of such shares or the Corporation whether the certificates evidencing such shares are surrendered to the

Corporation or its transfer agent. Upon the occurrence of the event set forth in Section (1) above, the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his, her or its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock were so converted and cash as provided in Section 0 above in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

     6. Conversion Price. As used herein, the "CONVERSION PRICE" for the Series D Preferred Stock shall initially be $5.01875 per share of Common Stock, subject to adjustment as set forth below. The Conversion Price shall be subject to adjustment from time to time as follows:

        (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such shares of Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

        (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock
(i) of shares of any class or series other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, in each such case all holders of shares of its Series D Preferred Stock shall receive a distribution (i) of shares of any class or series other than its Common Stock,
(ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, as applicable, equal in amount to the distribution which they would have received had such holders converted their shares of Series D Preferred Stock into Common Stock immediately prior to the distribution.

        (c) Consolidation, Merger, Sale, Lease or Conveyance or Reclassifications or Reorganizations. In case the Corporation shall at any time after the date of issuance of the Series D Preferred Stock consolidate with, or merge with or into, any other corporation or entity or engage in any reorganization, recapitalization, sale of all or substantially all of the Corporation's assets to any entity or any other transaction which is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for the Common Stock (an "ORGANIC CHANGE"), then each share of Series D Preferred Stock shall after the date of such Organic Change be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Organic Change) upon conversion of such share of Series D Preferred Stock would have been entitled upon such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of at least two-thirds (2/3) of the Series D Preferred Stock then outstanding) to ensure that the provisions of this Section 6 shall thereafter be applicable to the Series D Preferred Stock and to the shares of stock, securities or assets received by each holder upon such Organic Change. The Corporation shall not effect any Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds (2/3) of the Series D Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        (d) Adjustments of Conversion Price for Certain Diluting Issues.

            (1) Special Definitions. For purposes of this Section 6(d), the following definitions apply:

                (i) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                (ii) "Original Issue Date" shall mean the date on which a share of Series D Preferred Stock was first issued.

                (iii) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(3) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common
Stock:

                     (A) issued or issuable to officers, directors, employees or advisors of, or consultants or independent contractors to, the Corporation, pursuant to options, warrants or other Common Stock purchase rights granted in accordance with benefit plans or other arrangements approved by the Board of Directors of the Corporation and, as required by law, the Corporation's stockholders;

                     (B) issued in connection with any merger, consolidation or similar transaction, or any acquisition of assets or a business, in accordance with agreements or other arrangements approved by the Board of Directors of the Corporation;

                     (C) issued or issuable upon conversion of shares of Series D Preferred Stock;

                     (D) issued or issuable as a dividend or distribution on the Series D Preferred Stock;

                     (E) for which adjustment of the Conversion Price for the Series D Preferred Stock is made pursuant to Section 6(a) or for which a distribution with respect to the Series D Preferred Stock is made pursuant to Section 6(b);

                     (F) issued or issuable pursuant to Options or Convertible Securities outstanding as of the Original Issuance Date; or

                     (G) issued or issuable pursuant to any Options granted in connection with any strategic partnership or business relationship approved by the Board of Directors of the Corporation.

            (2) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Series D Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series D Preferred Stock.

            (3) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance of Options or Convertible Securities; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(d)(5) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issuance of Options or Convertible Securities, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (ii) if such Options or Convertible Securities by their terms provided, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of Series D Preferred Stock;

                (iii) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                      (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                      (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section (5)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                (iv) no readjustment pursuant to Sections 6(d)(2)(ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                (v) in the case of any Options which expire by their terms not more than sixty (60) days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series D Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 6(d)(3)(iii) above; and

                (vi) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any, of such Options or Convertible Securities.

            (4) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(3)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series D Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series D Preferred Stock, Convertible Securities or outstanding Options solely as a result of the adjustment of the Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. For the purposes of the foregoing, outstanding Options shall be deemed to include (without duplication) any Options issued to directors, officers, employees or advisors of, or consultants to, the Corporation in accordance with plans or other arrangements approved by the Board of Directors of the Corporation.

            (5) Determination of Consideration. For purposes of this Section 6(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                (i) Cash and Property. Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of services, goods or other property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both cash and services, goods or other property other than cash, be in the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                (ii) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(3) relating to Options and Convertible Securities, shall be determined by dividing

                    (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the maximum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                    (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (e) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in subsections (a), (b), (c) and (d) of this Section 6, the Corporation shall give notice to each holder of shares of Series D Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind, class or series of shares or other securities or property which shall be deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action.

                  (f) Statement Regarding Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series D Preferred Stock pursuant to this Section 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such statement shall be signed by the Corporation's Chief Financial Officer.

                  (g) Treasury Stock. For the purposes of this Section 6, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

     7. Good Faith. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the shares of Series D Preferred Stock against impairment of any kind.

     8. No Redemption Rights. The Series D Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series D Preferred Stock.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series D Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Chief Financial Officer, this ____ day of _______, 2000. The signature below shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the act and deed of the Corporation and that the facts stated herein are true.


                                        -----------------------------------
                                        George E. Willett, Chief Financial
                                          Officer

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into this ____ day of ________________, 2000, by and among HIGH SPEED ACCESS CORP., a Delaware corporation (the "COMPANY"), VULCAN VENTURES INCORPORATED, a Washington corporation ("VULCAN"), and CHARTER COMMUNICATIONS VENTURES, LLC, a Delaware limited liability company ("CHARTER").

     A. Concurrently with the execution of this Agreement, Vulcan and Charter are purchasing 38,000 shares and 37,000 shares, respectively, of the Company's Series D Convertible Preferred Stock, $.01 par value (the "SERIES D PREFERRED STOCK"), convertible into shares of the Company's Common Stock, $.01 par value (the "COMMON STOCK"), pursuant to that certain Stock Purchase Agreement of even date herewith, among the Company, Vulcan and Charter (the "STOCK PURCHASE AGREEMENT"). Capitalized terms used herein but not defined shall have the meanings set forth for such terms in the Stock Purchase Agreement.

     B. The parties hereto desire to set forth the respective rights of the Company, Vulcan and Charter with respect to the registration of the shares of the Company's Common Stock that Vulcan and Charter may acquire.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties hereto agree as follows:

     1. Definitions.

        1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

        AFFILIATE: With respect to Vulcan or Charter, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Vulcan or Charter, respectively; provided that such control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable Person. Without limiting the generality of the foregoing, it is understood that (i) any entity that is majority owned (directly or indirectly) by a Person that directly or indirectly owns a majority of the outstanding voting interests of Vulcan or Charter, as applicable, shall be an Affiliate of Vulcan or Charter, respectively, and (ii) Charter Communications, Inc. is an Affiliate of Charter.

        EXCHANGE ACT: The Securities Exchange Act of 1934, as amended from time to time (including the rules and regulations promulgated thereunder).

        FORM S-3: Such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        HOLDERS: Vulcan, Charter, all of their Affiliates (including without limitation Paul G. Allen), any Person to which Registrable Securities are transferred by Vulcan, Charter and their respective Affiliates for purposes of Paul G. Allen's estate planning, and any Person to whom Registrable Securities are transferred by Vulcan, Charter and their respective Affiliates that has registration rights pursuant to Section 10 below.

        MAJORITY HOLDERS: Holders of a majority of the Registrable Securities held by all Holders at the time of any request for registration pursuant to
Section 2.1(a).

        PERSON: An individual, corporation, partnership, limited liability company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

        PROSPECTUS: The definitive prospectus, included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        REGISTRABLE SECURITIES: Those shares of Common Stock now or hereafter owned of record or beneficially by the Holders (including, without limitation, any shares of Common Stock acquired by the Holders upon conversion of the Series D Preferred Stock) plus any shares received with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations and other changes in the Company's capital structure, but excluding any shares which may be then immediately sold to the public without registration pursuant to Rule 144 under the Securities Act.

        REGISTRATION EXPENSES: See Section 6 hereof.

        REGISTRATION STATEMENT: Any registration statement of the Company filed under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

        SEC: The Securities and Exchange Commission.

        SECURITIES ACT: The Securities Act of 1933, as amended from time to time (including the rules and regulations promulgated thereunder).

        SELLING HOLDERS: Holders of Registrable Securities who seek to sell such securities under any Registration Statement.

     2. Registration Rights.

        2.1 Registration Upon Request.

            (a) At any time beginning on the date that is 180 days after the date hereof, the Majority Holders may request by written notice (a "DEMAND NOTICE") to the Company that the Company effect the registration under the Securities Act of a number of Registrable Securities at least equal to 5% of the shares of the Common Stock then outstanding (including the Series D Preferred Stock calculated proforma on an "as converted to Common Stock" basis), stating the intended method of disposition of such shares. The registration rights contemplated by this Section 2.1 may be exercised only four (4) times by the Majority Holders during the term of this Agreement; provided, however, the request for registration shall not be deemed made if either (i) the Registration Statement does not become effective under the Securities Act (including without limitation if the Selling Holders withdraw the Registration Statement, provided in case of such withdrawal the request for registration will be deemed made by the Majority Holders unless the Selling Holders reimburse the Company for its reasonable expenses in connection with such Registration Statement) or a stop order, injunction or other order interferes or prevents the contemplated method of distribution or (ii) the number of Registrable Securities requested to be included in the registration is reduced by 15% or more pursuant to Section 2.1(c); and provided further that such a demand may not be exercised more than once in any twelve-month period (subject to the same exception set forth in the previous proviso). Within five (5) business days after receipt of a Demand Notice, the Company shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration.

            (b) Upon receipt of such request, the Company shall, as soon as reasonably practicable, prepare and file a Registration Statement with the SEC on an appropriate form under the Securities Act with respect to all of the Registrable Securities that Holders of such securities have requested that the Company register, and use its commercially reasonable efforts to cause such Registration Statement to become effective.

            (c) In connection with any Registration Statement filed in response to such request, the Company, at its option, may include a primary offering of additional shares of Common Stock and/or may include shares to be sold by other stockholders of the Company; provided, however, that if the managing underwriter of such offering reasonably determines in good faith and confirms in writing that the number of shares otherwise to be included in the Registration Statement is such that the success of the underwritten offering would be materially and adversely affected and, accordingly, the total number of shares to be included in the Registration Statement is reduced to the amount recommended by such underwriter, then (i) unless the Registration Statement includes all of the Registrable Securities designated for sale by all Selling Holders participating in the demand registration pursuant to Section 2.1(a), the Registration Statement shall not include any shares to be offered by the Company or sold by other stockholders (including other Holders exercising incidental registration rights pursuant to Section 2.2), and (ii) if the Registration Statement does not include all of the Registrable Securities designated for sale by such Selling Holders, the number of Registrable Securities included in the Registration Statement shall be allocated among such Selling Holders pro rata (based on the number of Registrable Securities held by each).

            (d) Notwithstanding the foregoing, upon delivery of written notice (deliverable no later than 10 days after delivery of the Demand Notice) to the person(s) who delivered the Demand Notice, the Company shall be entitled to postpone filing of the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, for a reasonable period of time (not to exceed the shorter of 90 days or the Company's termination of consideration of a Company Offering (as defined below) or completion of any Transaction (as defined below), as the case may be) if (i) the Company is contemplating filing a registration statement in connection with the offering of its securities (a "COMPANY OFFERING") within 90 days of delivery of the Demand Notice, or (ii) the Company determines in good faith that a registration pursuant to the Demand Notice might interfere with or adversely affect the negotiations or completion of any transaction that is being contemplated by the Company at the time the right to delay is exercised (a "TRANSACTION"); provided, however, that such deferral may not be utilized more than once in any twelve
(12) month period.

        2.2 Incidental Registration.

            (a) If at any time after the date hereof the Company proposes to register any shares of Common Stock under the Securities Act (except pursuant to a registration statement (i) on Form S-8, Form S-4 or comparable forms, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the Securities Act), or if any other stockholder is being afforded an opportunity to register shares of Common Stock (including pursuant to Section 2.1(a)), the Company will at each such time give written notice to the Holders (other than Holders participating in a demand registration pursuant to Section 2.1(a)) as provided in Section 11.4 hereof of its intention to do so. Within ten (10) days after receipt of such notice, such Holders may request that the Company register all or part of the Registrable Securities, stating in such request the intended method of distribution of such securities (the "DESIGNATED SECURITIES"). Upon receipt of such request, the Company shall use its commercially reasonable efforts to effect the registration of the Designated Securities by including the Designated Securities in such Registration Statement.

            (b) In the event that securities of the same class as the Registrable Securities are being registered by the Company in such Registration Statement and such securities as well as any of the Designated Securities are to be distributed in an underwritten offering, such Designated Securities shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing underwriter of such underwritten offering reasonably determines in good faith and confirms in writing that the inclusion in such underwritten offering of all the Designated Securities would materially and adversely affect the success of the underwritten offering, then the number of Designated Securities to be included in the Registration Statement shall be reduced to the amount recommended in good faith by and set forth in the written notice of such managing underwriter; provided, further, that as to the Selling Holders exercising incidental registration rights pursuant to this Section 2.2, such reduction shall be pro rata (based on the number of shares held by each) with respect to the Designated Securities with other Persons holding contractual incidental or "piggy-back" registration rights in such underwritten offering.

            (c) No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect registrations at the request of the Holders under Section 2.1.

        2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, use all commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.3:

        (i) If the Company is not qualified as a registrant entitled to use Form S-3;

        (ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000;

        (iii) For the reasons, and under the circumstances described, in Section
(B)(d), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that such deferral may not be utilized more than once in any twelve (12) month period;

        (iv) If the Company has, within the six (6) month period preceding the date of such request, previously effected a registration pursuant to Section 2.1 or on Form S-3 pursuant to this Section 2.3; or

        (v) Within 180 days after the effective date of any registration statement filed by the Company in connection with a registered public offering of the Company's securities solely for cash, other than a registration (i) on Form S-8, S-4 or comparable forms, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the Securities Act.

     3. Hold-Back Agreements.

        3.1 Restrictions on Public Sale by Holders. Each Selling Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to
Section 2
hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement during a period, not to exceed 90 days, beginning on the closing date of each underwritten offering made pursuant to such Registration Statement.

        3.2 Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of its Common Stock, during a period, not to exceed 45 days, beginning on the closing date of an underwritten offering made pursuant to a Registration Statement filed under
Section 2 hereof to the extent timely notified in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

     4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

        4.1 Preparation of Registration Statement. Prepare and file with the SEC, within the time periods specified in Section 2, a Registration Statement on such form as may be appropriate under the Securities Act, and use its best efforts to cause such Registration Statement to become effective.

        4.2 Maintaining Effectiveness. Promptly prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of not more than 180 days (or, in the case of an underwritten offering, no more than five (5) business days), or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold.

        4.3 Notification. Immediately notify the Selling Holders and the managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

        4.4 Stop Orders. Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of any Registrable Securities for sale in any jurisdiction at the earliest possible moment.

        4.5 Consultation with Holders. Prior to the filing of any Registration Statement or amendment thereto, provide copies of such document to the Selling Holders and to the managing underwriters, if any, make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Selling Holders prior to the filing thereof as such Selling Holders, counsel for such Selling Holders, or underwriters may reasonably request.

        4.6 Copies of Registration Statements. Furnish to each Selling Holder and each managing underwriter, if any, without charge, at least one originally executed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

        4.7 Prospectuses. Deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (and each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request so long as the Registration Statement to which such Prospectus or any amendment or supplement thereto relates is effective.

        4.8 Blue Sky Laws. Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

        4.9 Amendments Upon Changes. Upon the occurrence of any event contemplated by Sections 4.3(ii), (iii) or (iv) or 4.4 above, prepare, as promptly as practicable, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

        4.10 Underwriting Agreements. Enter into such customary agreements (including an underwriting agreement with such customary indemnification provisions) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

        4.11 Compliance with Laws; Section 11(a). Otherwise use its best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the SEC), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of each 12-month period (or within 90 days after the end of a fiscal year).

        4.12 Opinions. At the request of any Selling Holder, use its commercially reasonable efforts to furnish on the date that the Registrable Securities are delivered to that Holder and any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to any Selling Holders' underwriter and to the Selling Holders.

     5. Selling Holders' Obligations.

        5.1 Provision of Information. The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities by, and such other information relevant to, the Selling Holder for inclusion in such Registration Statement, as the Company may from time to time reasonably request in writing.

        5.2 Discontinued Use of Prospectus. Each Holder of Registrable Securities agrees by execution of this Agreement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clauses (ii), (iii) or (iv) of Section 4.3 or Section 4.4 hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.9 hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4.9 hereof or the Advice.

        5.3 Underwriting Agreement. Each Selling Holder participating in an underwritten offering pursuant to Section 2.1 or 2.2 will enter into a customary underwriting agreement on terms reasonably satisfactory to the managing underwriter.

     6. Registration Expenses. The Company shall bear all expenses other than Selling Holder Expenses (defined below) incurred in connection with any Registration Statement, including without limitation all registration and filing fees, fees with respect to any filings required to be made with the National Association of Securities Dealers, listing fees relative to any stock exchange or national market system, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and expenses of counsel for the underwriters in connection therewith), printing expenses, fees and disbursements of counsel for the Company, and fees and disbursements of all independent public accountants of the Company. Each Selling Holder shall bear his or its pro rata share of any Selling Holder Expenses. "SELLING HOLDER EXPENSES" shall consist of and be limited to (i) the Selling Holder's legal costs, including the fees and expenses of any counsel selected by the Selling Holder to represent him or it, and (ii) the proportionate share of brokerage or underwriting commissions attributable to the Selling Holder's shares.

     7. Indemnification.

        7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (a "CONTROLLING PERSON"), and each officer, director, employee and agent of such Holder and each controlling person and each underwriter or selling agent (the "INDEMNIFIED PARTIES") from and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the Company has demonstrated that the same are caused by or contained in any information furnished to the Company by such Holder, expressly for use therein, or (ii) the Company has advised such Holders' Representative in writing of a Section 4.3(iv) event and the Holder has sold Registrable Securities notwithstanding receipt of such notice prior to receipt of a supplement or amended Prospectus pursuant to Section 4.9 herein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The indemnity provided herein shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of Registrable Securities by the Selling Holder.

        7.2 Indemnification by Holders. In connection with the Registration Statements hereunder, each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each director, officer, employee and agent of each such Person from and against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the Company has demonstrated that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event, however, shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of underwriters' discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be obligated to give to, and shall be entitled to receive from, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customary indemnities.

        7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume within a reasonable period of time the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or such Person may have separate or additional defenses (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one principal and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

        7.4 Contribution. If the indemnification provided for in Sections 7.1 or
7.2 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 7.4 are several in proportion to the proceeds of the offering received by each Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

     8. Selection of Underwriters. In connection with any request for registration under Section 2.1 hereof, the Company shall be entitled to select the managing underwriter if it is also registering shares on its own behalf. The Selling Holders, however, shall be entitled to select one (1) co-managing underwriter. If the Registration Statement does not cover shares being sold by the Company on its own behalf, then the Selling Holders shall be entitled to select the managing underwriter, subject to approval by the Company, which approval shall not be unreasonably withheld. In connection with any registration under Section 2.2, the Selling Holders shall have no right to select underwriters.

     9. Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as may be reasonably and customarily requested by any Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Company also agrees that it will take commercially reasonable efforts to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC or any state securities authorities which permits the selling of any such securities without registration or pursuant to such form.

     10. Transfer of Registration Rights. The registration rights granted pursuant to this Agreement shall be available to a transferee of any Registrable Securities if (i) the transferring Holder gives the Company written notice of such transfer, identifying the name and address of the transferee and the securities involved; (ii) the transferee agrees in writing to be bound by the provisions of this Agreement; and (iii) (A) the transferee is a Vulcan or Charter Affiliate, (B) as a result of such transfer, the transferee holds at least 250,000 shares of Common Stock (assuming conversion into Common Stock, at the conversion rate or exercise price then in effect, if the transfer is of Series D Preferred Stock (in whole or in part), as applicable) or (C) such transferee is a bank, insurance company or other financial institution or any assignee of the same that has received shares of Common Stock as a result of its foreclosure on any shares of Series D Preferred Stock or Common Stock, that were pledged, mortgaged or otherwise encumbered by Holder for financing purposes.

     11. Miscellaneous.

         11.1 Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

         11.2 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or limits or impairs the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

         11.3 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         11.4 Notices. All notices or other communications hereunder shall be in writing and shall be given by (i) personal delivery, (ii) courier or other delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested), or (iv) facsimile or similar electronic device, to such address as may be designated from time to time by the relevant party, and which shall initially be: (i) in the case of the Company, 10901 West Toller Drive, Littleton, Colorado, 80127,
Attention: John G. Hundley, facsimile (502) 420-7451, with a copy to Brobeck, Phleger & Harrison LLP, 370 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, Attention: John E. Hayes, Esq., facsimile: (303) 410-2199; (ii) in the case of Vulcan, 110 110th Avenue N.E., Suite 550, Bellevue, Washington 98004, Attention: William D. Savoy, facsimile (425) 453-1985, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067,
Attention: Alvin G. Segel, Esq., facsimile (310) 203-7199; and (iii) in the case of Charter, 12444 Powerscourt Drive, Suite 100, St. Louis, MO 63131, Attention:
Curtis S. Shaw, Esq., facsimile (314) 965-8793, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, Attention:
Alvin G. Segel, Esq., facsimile (310) 203-7199. All notices and other communications shall be deemed to have been given (i) if delivered by the United States mail, three business days after mailing (five business days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one business day after dispatch (two business days if delivered to an address outside of the United States), and (iii) if personally delivered or sent by facsimile or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by facsimile or similar electronic device, shall be the time and date indicated on the transmission confirmation receipt). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.

         11.5 Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof (other than that certain Amended and Restated Registration Rights Agreement dated as of November 25, 1998 by and among the Company, Vulcan, Broadband Solutions, LLC and Broadband Solutions II, LLC). This Agreement may be amended, altered or modified only by a writing signed by the Company and the Majority Holders.

         11.6 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except as to matters which are subject to the Delaware General Corporation Law, which shall be governed by such law, in each case without regard to the choice of law provisions thereof.

         11.8 Attorneys' Fees. Should any litigation be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

         11.9 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

         11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         11.11 Gender. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine.

         11.12 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank.]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                                      HIGH SPEED ACCESS CORP.


                                      By:
                                          -------------------------------
                                          George E. Willett
                                          Chief Financial Officer


                                      VULCAN VENTURES INCORPORATED


                                      By:
                                          -------------------------------
                                            William D. Savoy
                                            President


                                      CHARTER COMMUNICATIONS
                                      VENTURES, LLC


                                      By:
                                          -------------------------------
                                          [NAME, TITLE]

                                    EXHIBIT D

              FORM OF OPINION FROM BROBECK, PHLEGER & HARRISON, LLP

                                                , 2000
                           ---------------------

Vulcan Ventures Incorporated
110 110th Avenue, N.E., Suite 550
Bellevue, Washington  98004

Charter Communications Ventures, LLC
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Ladies and Gentlemen:

     We have acted as special counsel for High Speed Access Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Series D Preferred Stock pursuant to the High Speed Access Corp. Series D Preferred Stock Purchase Agreement, dated as of October 19, 2000 (the "Stock Purchase Agreement"), by and among the Company and you. This opinion letter is being rendered to you pursuant to Section 8.1.10 of the Stock Purchase Agreement in connection with the Closing of the sale of the Series D Preferred Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

     In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement, Certificate of Designation and Registration Rights Agreement (collectively, the "Transaction Agreements") have been duly and validly executed and delivered by you or on your behalf, that each of you has the power to enter into and perform all your obligations thereunder, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) if you are a small business investment company subject to the Small Business Investment Act of 1958, as amended, that you have complied with the provisions of such Act and the regulations promulgated thereunder ("SBIA Laws").

     As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

     This opinion letter relates solely to the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. We have not examined the question of what law would govern the interpretation or enforcement of the Transaction Agreements, and our opinion with regard to the validity, binding nature and enforceability of the Transaction Agreements is based upon the assumption that the internal laws of the State of Colorado would govern the provisions thereof.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. Each of the Transaction Agreements constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

     3. The respective rights, privileges, restrictions and preferences of the Series D Preferred Stock are as stated in the Certificate of Designation attached as Exhibit B to the Stock Purchase Agreement.

     4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 4 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of the Transaction Agreements do not violate any provision of any federal, Delaware corporate or Colorado law, rule or regulation applicable to the Company, or any provision of the Company's Restated Certificate of Incorporation or Bylaws.

     5. Based in part upon the representations of you in the Stock Purchase Agreement, the offer and sale of the Series D Preferred Stock to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and under the Securities Act of 1933, as amended, the issuance of common stock to you upon conversion of the Series D Preferred Stock would also be exempt from such registration requirements.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Transaction Agreements may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of court decisions and statutes which indicate that provisions of the Transaction Agreements which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     (B) We express no opinion as to the Company's or this transaction's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or the Exon-Florio Amendment.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

     (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

     (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (F) We express no opinion as to the effect of any state law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     (G) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

     (H) We express no opinion as to the compliance of the Company or the sale of the Series D Preferred Stock to the Investors with the provisions of the SBIA Laws, except to the extent that such compliance relates to the sale of Series D Preferred Stock to Investors which are expressly identified in the Stock Purchase Agreement as being small business investment companies.

     (I) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws and to the extent that notwithstanding its reservation of shares the Company may issue so many shares of Common Stock that there are not enough remaining authorized but unissued shares of Common Stock for the conversion of the Series D Preferred Stock (or may issue securities which by antidilution adjustment so reduce the Conversion Price (as such term is defined in the Certificate of Designation) of the Series D Preferred Stock and/or other Company derivative securities that the outstanding shares of the Series D Preferred Stock become convertible for more shares of Common Stock than remain authorized but unissued).

     (J) We assume the Company did not engage in any form of general solicitation or advertising in connection with the offer and sale of the Series D Preferred Stock.

     (K) We express no opinion as to:

          (1) The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies;

          (2) Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Transaction Agreements;

          (3) Any provision in the Transaction Agreements to the extent such provision purports to exclude conflict of law principles under Colorado law;

          (4) The effect of any state law, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances;

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

     We advise you that our firm, and some of our lawyers are stockholders of the Company. If you are a lawyer in our firm, this opinion letter is not addressed to you and you are not entitled to rely on it.

                                           Very truly yours,


                                           BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT E

                   FORM OF OPINION FROM WYATT, TARRANT & COMBS

                                                , 2000
                           ---------------------


Vulcan Ventures Incorporated
Suite 550
110 110th Avenue NE
Bellevue, WA  98004

Charter Communications Ventures, LLC
Suite 100
12444 Powerscourt Drive
St. Louis, MO  63131

Ladies and Gentlemen:

     We have acted as counsel to High Speed Access Corp., a Delaware corporation (the "Company"), in connection with the transactions contemplated by that certain Stock Purchase Agreement (the "Agreement") dated as of October 19, 2000 among the Company, Vulcan Ventures Incorporated and Charter Communications Ventures, LLC (collectively, the "Purchasers"). This opinion is being delivered to you pursuant to Section 8.1.10 of the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

     In connection with the rendering of this opinion, we have examined and relied, as to factual matters, upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, statements of public officials and Company officers and directors, and such other instruments, and have made such investigations of law, as we have deemed relevant and necessary as a basis for this opinion, including the following documents (items 1. and 2. below are collectively referred to herein as the "Transaction Documents"):

     1.   The Agreement;

     2.   The Registration Rights Agreement;

     3.   The Certificate of Designation; and

     4. A certificate of the President of the Company dated as of the date hereof, to which is attached copies of resolutions of the Board of Directors and shareholders of the Company.

     We have discussed with representatives of the Company such questions of fact as we have deemed necessary or appropriate for the purpose of this opinion, and have relied upon certificates of officers of the Company with respect to the accuracy of such factual matters as well as the factual matters contained in the representations and warranties of the Company and the Purchasers which are contained in the Agreement.

     For purposes of this opinion, we have assumed that the Purchasers and each other party to the Transaction Documents, other than the Company, has the corporate or other power, authority or capacity to enter into and perform all of its or his obligations under the Transaction Documents, and the due execution and delivery by, and valid and binding effect upon, the Purchasers and each other party to the Transaction Documents. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized by all necessary corporate action and has been duly and validly executed and delivered by the Company.

     2. The Certificate of Designation has been duly authorized by all necessary corporate action and has been filed with the Secretary of State of the State of Delaware.

     3. The Shares have been duly and validly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly authorized for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable. The issuance of the Shares, in accordance with the terms of the Certificate of Designation, will not entitle the stockholders of the Company to exercise any preemptive rights or similar rights pursuant to the Company's Restated Certificate of Incorporation or Bylaws, by statute, or, to our knowledge, pursuant to any agreement by which the Company is bound.

     4. Prior to the execution and delivery of the Agreement, the Board of Directors of the Company took all action necessary to ensure that the restrictions contained in Section 203 of the Delaware General Corporation Law will not apply to the Purchasers in connection with or following the consummation of the Closing or the other transactions contemplated by the Transaction Documents.

     5. The execution and delivery of the Transaction Documents do not, and, subject to obtaining the consents set forth in Schedule 3.4 of the Agreement, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated thereby do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a Material Adverse Effect.

     The foregoing opinions are subject to the following qualifications:

     A. Whenever our opinion herein, with respect to the existence or absence of facts, is indicated to be based on our knowledge, such reference is limited to
(i) facts within our actual knowledge after an inquiry of the attorneys of this firm who have provided legal services to the Company within the past twelve (12) months and (ii) facts represented to us by officers of the Company. We have made no other inquiry or investigation as to factual matters.

     B. With respect to the opinion set forth in Paragraph 5 hereof, please be advised that we only perform certain legal services for the Company and thus there may be court orders or litigation of which we are not aware. We have not performed a search of judicial or administrative records in rendering these opinions.

     C. Without our specific written consent, this opinion may not be relied upon in any manner by any person, firm or entity other than you and your counsel. The information set forth herein is as of the date of this opinion, and we assume no obligation to advise you or your counsel of any changes, whether or not deemed material, of which we may subsequently learn.

     D. We are members of the Bar of the Commonwealth of Kentucky and the opinion given hereunder is limited to the laws of the Commonwealth of Kentucky, the corporate laws of the State of Delaware and the federal laws of the United States and we do not purport to express any opinions as to any other laws.



                                                     Very truly yours,

                                                     WYATT, TARRANT & COMBS, LLP

                                    EXHIBIT F

                    FORM OF OPINION FROM IRELL & MANELLA LLP


High Speed Access Corp.
10901 West Toller Drive
Littleton, Colorado 80127

     Re: Stock Purchase Agreement dated as of October 19, 2000, by and among High Speed Access Corp., Vulcan Ventures Incorporated and Charter Communications Ventures, LLC

Ladies and Gentlemen:

     We have acted as legal counsel to Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), and Charter Communications Ventures, LLC ("Charter" and together with Vulcan, the "Purchasers"), in connection with the transactions contemplated by that certain Stock Purchase Agreement (the "Agreement") dated as of October 19, 2000, by and among High Speed Access Corp. (the "Company"), Vulcan and Charter, and we are rendering this opinion pursuant to Section 8.2.6 of the Agreement.

     For the purposes of rendering this opinion, in addition to the Agreement, we have reviewed the Registration Rights Agreement, dated as of ___________, 2000, by and among the Purchasers and High Speed Access Corp. (the "Company"). For purposes of this opinion, the Agreement and the Registration Rights Agreement referred to above shall hereinafter be referred to collectively as the "Transaction Documents " and each as a "Transaction Document."

     We have reviewed such matters of fact and law and documents as we have deemed necessary or relevant as a basis for this opinion. In our review, we have assumed, without investigation, the legal capacity of all natural persons signing documents in their respective individual capacities, the genuineness of all signatures not witnessed by us, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory (other than the Purchasers) and have been duly authorized and validly carried out by each such signatory. Furthermore, we have examined, relied upon and assumed to be complete and correct the representations and warranties contained in the Transaction Documents as to matters of fact (other than facts constituting conclusions of law).

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     1. Vulcan is a corporation validly existing and in good standing under the laws of the State of Washington. Charter is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

     2. The Transaction Documents have been duly authorized, executed and delivered by the Purchasers.

     3. Assuming due authorization, execution and delivery of the Transaction Documents by the other parties thereto, the Transaction Documents constitute the legal, valid and binding obligations of the Purchasers, enforceable against the Purchasers in accordance with their respective terms.

     4. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, violates (i) any provision of the articles of incorporation or bylaws or limited liability company agreement, as applicable, of the Purchasers, or (ii) any federal or California statute, ordinance or regulation applicable to the Purchasers that, in our experience, is normally applicable to the Purchasers in transactions of the nature contemplated by the Transaction Documents.

     The opinions expressed above are subject to the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, without limitation, the following :

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally, including, but not limited to, preferences and fraudulent conveyances.

     (b) The effect of general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing. In this regard, we note that a California court might not permit the exercise of any right or remedy under the Agreement if, under the circumstances then existing, such exercise is deemed to be inconsistent with the covenant of good faith and fair dealing implied under California law to exist in all agreements or if the party seeking to exercise the right or remedy fails to act in a commercially reasonable manner or fails to fulfill other duties imposed by statute or judicial decisions.

     (c) The discretion of any court or arbitrator of competent jurisdiction in awarding equitable remedies, including, but not limited to, specific performance or injunctive relief (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (d) The effect of Section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract or clause, as the case may be, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result.

     (e) The unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others.

     (f) The effect of (i) any federal or state securities or "blue sky" laws, including, but not limited to, with respect to compliance with the anti-fraud provisions of laws, rules and regulations concerning the issuance of securities, or (ii) federal or state antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     (g) The effect of Sections 1668 and 2773 of the California Civil Code, and judicially created rules of public policy under federal and California law, limiting the extent to which indemnity agreements and exculpatory clauses will be enforced.

     (h) We express no opinion as to the effect on rights to indemnification and contribution to the extent such rights may be limited by federal or state securities laws or public policy relating thereto.

     For the purpose of our opinions expressed in paragraph 1 above with respect to valid existence and good standing, we are relying solely on certificates of status issued, within the last 15 days, by the Secretary of State or other appropriate authorities of the applicable jurisdiction, and we express no opinion with respect to such matters beyond the dates as of which such certificates and memoranda were issued.

     For the purposes of our opinion expressed in paragraph 3 above, we have assumed that any corporate party attempting to enforce an agreement has paid all taxes, penalties and interest due under the California Revenue and Taxation Code.

     Our opinions expressed herein are limited to the laws of the State of California and the federal law of the United States, in each case to the extent not specifically excluded herein and as in effect on the date hereof, and we do not express herein any opinion as to any other laws. In this regard, we note that the Transaction Documents and certain other agreements and instruments to be executed and delivered by Purchaser purport to be governed by the laws of the State of Delaware or the State of Colorado. For purposes of this opinion, we have assumed, without investigation, that the governing law of the Transaction Documents and such other agreements and instruments is in all material respects identical to the laws of the State of California although the results might differ from those that would be obtained by applying Delaware or Colorado law or the law of any jurisdiction other than California, and we express no opinion as to the similarity of Delaware, Colorado and California law or the law of any other jurisdiction. No opinion is expressed as to whether a court would recognize and enforce the provisions of the Transaction Documents and such other agreements and instruments providing that the laws of a particular state shall govern.

     This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to or relied upon by any person other than you, or for any other purpose, without our consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Purchasers. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                                  Very truly yours,



                                                  IRELL & MANELLA LLP